Exhibit 1.1

EXECUTION VERSION

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

AMENDMENT NO. 3 (the “Amendment”), dated as of March 11, 2020, to the Second Amended and Restated Credit and Guaranty Agreement dated as of November 21, 2017 (as amended by Amendment No. 1, dated as of March 5, 2018 and Amendment No. 2, dated as of July 31, 2019, and as further amended, restated, amended and restated, supplemented and/or modified from time to time, the “Credit Agreement”) among Pattern US Finance Company LLC (“US Borrower”), Pattern Canada Finance Company ULC (“Canada Borrower” and, together with US Borrower, the “Borrowers”), the Guarantors party thereto (the “Guarantors”), Pattern St. Joseph’s Holdings Inc. (“St. Joseph” and, together with the Borrowers and the Guarantors, the “Credit Parties”), Royal Bank of Canada (acting through its New York Branch), as Administrative Agent (the “Agent”) and the other parties party thereto.

W I T N E S S E T H:

WHEREAS the parties hereto have agreed to make certain changes to the terms of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Facility Amendments. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the marked pages of the Credit Agreement attached as Annex A hereto (the “Facility Amendments”).

SECTION 3. Change of Control Amendments. The Credit Agreement is hereby further amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-

underlined text) as set forth in the marked pages of the Credit Agreement (as in effect prior to giving effect to Section 2) attached as Annex B hereto (the “Change of Control Amendments”).

SECTION 4. Limited Effect. The foregoing amendments are limited in effect and, except as specifically set forth above, shall apply only as expressly set forth in this Amendment and shall not constitute a consent, waiver, modification, approval or amendment of any other provision of the Credit Agreement or the other Credit Documents. The Credit Agreement is modified only by the express provisions of this Amendment, and shall, as so modified, remain in full force and effect and is hereby ratified and confirmed by Borrowers, the Guarantors and St. Joseph in all respects. Except as expressly provided herein, nothing herein shall limit in any way the rights and remedies of the Agent, the Lenders and the Issuing Banks under the Credit Agreement and the other Credit Documents.

SECTION 5. Representations of Borrowers. Each Credit Party represents and warrants, as of the date hereof, that (i) the representations and warranties of such Credit Party set forth in Section 4 of the Credit Agreement and in the other Credit Documents are true and correct in all material aspects on and as of the date hereof (including, for the avoidance of doubt, as such representations and warranties relate to this Amendment and the execution and performance of this Amendment); provided that (x) to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects as of such earlier date and (y) in each case such materiality qualifier shall not be applicable to any representations and warranties that are already qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in the text thereof and (ii) no Event of Default exists and no Default or Event of Default shall exist after giving effect to this Amendment.

SECTION 6. Governing Law, Etc. Sections 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference as if fully set forth in this Amendment mutatis mutandis (except that any references to “Agreement” shall mean this Amendment).

SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 8. Facility Amendments Effectiveness. The Facility Amendments shall become effective as of the first date (the “Facility Amendments Effective Date”) on which the Administrative Agent shall have received executed counterparts of this Amendment that, when taken together, bear the signatures of 100% of the Lenders as of such date.

SECTION 9. Change of Control Amendments Effectiveness. The Change of Control Amendments set forth in Annex B attached hereto shall be effective as of the first date on which each of the following conditions shall have been satisfied (the “Change of Control Amendment Effective Date”):

(a) The Facility Amendments Effective Date shall have occurred; and

(b) The Canada Pension Plan Investment Board (or any of its Affiliates) and the funds, partnerships, investment vehicles or other co-investment vehicles or other entities managed, advised or controlled by Canada Pension Plan Investment Board or any of its Affiliates (but in any event, excluding any portfolio company of the foregoing) (“CPPIB”), alone, or together with Riverstone Holdings LLC (or any of its Affiliates) and the funds, partnerships, investment vehicles or other co-investment vehicles or other entities managed, advised or controlled by Riverstone or any of its Affiliates (but in any event, excluding any portfolio company of the foregoing) (“Riverstone”) shall have, directly or indirectly, consummated the acquisition of not less than 50% of the outstanding Capital Stock of Pattern Energy Group Inc.

SECTION 10. Credit Document. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 11. Amendments; Severability.

(a) Once effective, this Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 10.5 of the Credit Agreement.

(b) If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 13. Miscellaneous.

(a) Attached hereto as Annex C is a list of the investors identified by the Borrowers to the Administrative Agent as of the date of this Amendment pursuant to clause (c) of the definition of “Investors” in the Change of Control Amendments.

(b) Notwithstanding anything to the contrary herein (or in any other Credit Document), it is understood and agreed that Pattern St. Joseph’s Holdings

Inc. is a party hereto as a Credit Party and not, for the avoidance of doubt, as a Guarantor or other obligor or indemnitor with respect to the Obligations.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PATTERN US FINANCE COMPANY LLC, as US Borrower

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PATTERN CANADA FINANCE COMPANY ULC, as Canada Borrower

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PATTERN GULF WIND EQUITY LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

HATCHET RIDGE HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

NEVADA WIND HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

SANTA ISABEL HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

OCOTILLO WIND HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PANHANDLE WIND HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PANHANDLE B MEMBER 2 LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

LOST CREEK WIND FINCO, LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

LOGAN’S GAP B MEMBER LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

FOWLER RIDGE IV B MEMBER LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

BROADVIEW FINCO PLEDGOR LLC, as Guarantor and US Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

PATTERN ST. JOSEPH HOLDINGS INC., as Canada Restricted Holding Company Subsidiary

By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ROYAL BANK OF CANADA, ACTING THROUGH ITS NEW YORK BRANCH, as Collateral Agent

By:	/s/ Yvonne Brazier
Name: Yvonne, Brazier
Title: Manager, Agency

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ROYAL BANK OF CANADA, ACTING THROUGH ITS NEW YORK BRANCH, as Administrative Agent

By:	/s/ Yvonne Brazier
Name: Yvonne, Brazier
Title: Manager, Agency

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ROYAL BANK OF CANADA, ACTING THROUGH ITS NEW YORK BRANCH, as Revolving Lender, Swingline Lender and LC Issuing Bank

By:	/s/ Justin Painter
Name: Justin Painter
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

BANK OF AMERICA, N.A., as Revolving Lender and LC Issuing Bank

By:	/s/ Maggie Halleland
Name: Maggie Halleland
Title: Vice President

BANK OF AMERICA, N.A. (Canada Branch), as Revolving Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ACKNOWLEDGED AND AGREED: KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Sukanya V Raj
Name: Sukanya V Raj
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

MORGAN STANLEY BANK, N.A., as Revolving Lender and LC Issuing Bank

By:	/s/ Jack Kuhns
Name: Jack Kuhns
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

CITIBANK, N.A., as Revolving Lender and LC Issuing Bank

By:	/s/ Carl Cho
Name: Carl Cho
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

BANK OF MONTREAL, CHICAGO BRANCH, as Revolving Lender and LC Issuing Bank

By:	/s/ Darren Thomas
Name: Darren Thomas
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ACKNOWLEDGED AND AGREED: BANK OF MONTREAL, CHICAGO BRANCH, as Lender

By:	/s/ Darren Thomas
Name: Darren Thomas
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

MUFG UNION BANK, N.A., as Revolving Lender

By:	/s/ Chi-Cheng Chen
Name: Chi-Cheng Chen
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ACKNOWLEDGED AND AGREED: SOCIETE GENERALE, as Lender

By:	/s/ Diego Medina
Name: Diego Medina
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

GOLDMAN SACHS BANK USA, as Revolving Lender

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

SUMITOMO MITSUI BANKING CORPORATION, as Revolving Lender

By:	/s/ Juan Kreutz
Name: Juan Kreutz
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Lender

By:	/s/ Yann Blindert
Name: Yann Blindert
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ANNEX A

(separately attached)

TABLE OF CONTENTS

Page
SECTION 1.	DEFINITIONS AND INTERPRETATION	2

1.1	Definitions	2
1.2	Accounting Terms	~~47~~51
1.3	Terms Generally	~~48~~52
1.4	Exchange Rates; Currency Equivalents	~~49~~52
1.5	Letter of Credit Amounts	~~49~~52
1.6	Calculations	~~49~~53
1.7	Limited Conditionality	~~50~~53
1.8	Alternative Currencies	~~51~~54
1.9	Divisions~~.~~	~~52~~55

SECTION 2.	LOANS AND LETTERS OF CREDIT	~~52~~55

2.1	Revolving Loans and 2019 Incremental Term Loans	~~52~~55
2.2	Swingline Loans	~~54~~57
2.3	Letters of Credit	~~56~~59
2.4	Pro Rata Shares	~~66~~70
2.5	Use of Proceeds	~~66~~70
2.6	Evidence of Debt; Lenders’ Books and Records; Notes	~~66~~70
2.7	Interest on Loans	~~67~~71
2.8	Conversion/Continuation	~~69~~73
2.9	Default Interest	~~70~~74
2.10	Fees	~~70~~74
2.11	Voluntary Prepayments/Commitment Reductions	~~71~~75
2.12	Mandatory Prepayments	~~73~~76
2.13	Application of Prepayments	~~75~~79
2.14	General Provisions Regarding Payments	~~77~~80
2.15	Ratable Sharing	~~79~~83
2.16	Making or Maintaining Eurodollar Rate Loans or CDOR Loans	~~80~~83
2.17	Increased Costs; Capital or Liquidity Adequacy	~~84~~88
2.18	Taxes; Withholding, Etc.	~~85~~89
2.19	Obligation to Mitigate	~~89~~94
2.20	Defaulting Lenders	~~90~~94
2.21	Removal or Replacement of a Lender	~~94~~98
2.22	Additional Indebtedness	~~95~~99
2.23	Extensions of Loan Terms	~~98~~102
2.24	Refinancing Facilities	~~101~~105

SECTION 3.	CONDITIONS PRECEDENT	~~104~~108

i	CREDIT AGREEMENT (PATTERN REVOLVER)

3.1	Closing Date	~~104~~108
3.2	Conditions to Each Credit Extension	~~106~~110
3.3	Conditions to Credit Extensions for CPPIB/Riverstone Acquisition and Pine 2.0 Contribution	111

SECTION 4.	REPRESENTATIONS AND WARRANTIES	~~107~~112
4.1	Organization; Requisite Power and Authority; Qualification	~~107~~112
4.2	Subsidiaries; Capital Stock and Ownership	~~108~~112
4.3	Due Authorization	~~108~~113
4.4	No Conflict	~~108~~113
4.5	Governmental Authorizations	~~109~~113
4.6	Binding Obligation	~~109~~114
4.7	Historical Financial Statements	~~110~~114
4.8	Projections	~~110~~114
4.9	Adverse Proceedings, Etc.	~~110~~115
4.10	Payment of Taxes	~~110~~115
4.11	Properties	~~110~~115
4.12	Environmental Matters	~~111~~115
4.13	No Defaults	~~111~~116
4.14	Liens	~~112~~116
4.15	Compliance with Laws	~~112~~116
4.16	Governmental Regulation	~~112~~116
4.17	Margin Stock	~~112~~117
4.18	Employee Matters	~~112~~117
4.19	Solvency	~~112~~117
4.20	Disclosure	~~112~~117
4.21	Sanctions, Patriot Act, FCPA	~~113~~117
4.22	OFAC	~~113~~118
4.23	Canadian Pension and Benefit Plans	~~113~~118

SECTION 5.	AFFIRMATIVE COVENANTS	~~114~~118

5.1	Financial Statements and Other Reports	~~114~~118
5.2	Existence	~~116~~121
5.3	Payment of Indebtedness, Taxes and Claims	~~117~~121
5.4	Maintenance of Properties and Assets	~~117~~121
5.5	Insurance	~~117~~122
5.6	Books and Records; Inspections	~~117~~122
5.7	Compliance with Laws	~~118~~122
5.8	Environmental	~~118~~122
5.9	Subsidiaries	~~118~~123
5.10	Non-Wholly Owned Subsidiaries; Other Restricted Subsidiaries	~~119~~124
5.11	Maintenance of Liens; Further Assurances	~~120~~124
5.12	Separateness	~~120~~125
5.13	Japan Guarantee	125

ii	CREDIT AGREEMENT (PATTERN REVOLVER)

SECTION 6.	NEGATIVE COVENANTS	~~120~~125

6.1	Indebtedness	~~120~~126
6.2	Liens	~~124~~129
6.3	Burdensome Agreements	~~126~~131
6.4	Restricted Payments	~~127~~132
6.5	Investments	~~127~~134
6.6	Financial Covenants	~~129~~136
6.7	Disposition of Assets	~~130~~137
6.8	Transactions with Affiliates	~~131~~137
6.9	Conduct of Business	~~132~~138
6.10	Amendments of Organizational Documents; Accounting Changes	~~132~~138
6.11	Fundamental Changes	~~132~~138
6.12	Hedge Agreements	~~133~~139
6.13	Sanctions	~~133~~139
6.14	No Employees	~~133~~139
6.15	[Reserved.]	~~133~~139
6.16	Disqualified Stock	~~133~~140
6.17	Project Financing Documents	~~133~~140
6.18	Subsidiaries	~~133~~140

SECTION 7.	GUARANTY	~~134~~140

7.1	Guaranty of the Obligations	~~134~~140
7.2	Payment by Guarantors	~~134~~140
7.3	Liability of Guarantors Absolute	~~134~~140
7.4	Waivers by Guarantors	~~136~~142
7.5	Guarantors’ Rights of Subrogation, Contribution, Etc.	~~137~~143
7.6	Subordination of Other Obligations	~~137~~144
7.7	Continuing Guaranty	~~137~~144
7.8	Authority of Guarantors or Borrowers	~~138~~144
7.9	Financial Condition of Borrowers	~~138~~144
7.10	Bankruptcy, Etc.	~~138~~144
7.11	Guarantors, Defined; Discharge of Guaranty	~~139~~145

SECTION 8.	EVENTS OF DEFAULT	~~140~~146

8.1	Events of Default	~~140~~146
8.2	Right to Cure	~~144~~151

SECTION 9.	AGENTS	~~145~~151

9.1	Appointment of Agents	~~145~~151
9.2	Powers and Duties	~~146~~152
9.3	General Immunity	~~146~~153
9.4	Agents Entitled to Act as Lender	~~148~~154

iii	CREDIT AGREEMENT (PATTERN REVOLVER)

9.5	Lenders’ Representations, Warranties and Acknowledgment	~~148~~154
9.6	Resignation of Administrative Agent	~~148~~155
9.7	Collateral Documents and Guaranty	~~150~~156
9.8	No Other Duties, Etc	~~151~~157
9.9	Secured Hedging Obligations	~~151~~158

SECTION 10.	MISCELLANEOUS	~~152~~158

10.1	Notices	~~152~~158
10.2	Expenses	~~153~~160
10.3	Indemnity	~~154~~160
10.4	Set-Off	~~156~~162
10.5	Amendments and Waivers	~~156~~163
10.6	Successors and Assigns; Participations; Sale and Transfer Limitations	~~159~~165
10.7	Independence of Covenants	~~163~~169
10.8	Survival of Representations, Warranties and Agreements	~~163~~170
10.9	No Waiver; Remedies Cumulative	~~163~~170
10.10	Marshalling; Payments Set Aside	~~164~~171
10.11	Severability	~~165~~171
10.12	Obligations Several; Independent Nature of Lenders’ Rights	~~165~~171
10.13	No Advisory or Fiduciary Responsibility	~~165~~171
10.14	Headings	~~166~~172
10.15	APPLICABLE LAW	~~166~~172
10.16	CONSENT TO JURISDICTION	~~166~~172
10.17	WAIVER OF JURY TRIAL	~~166~~173
10.18	Usury Savings Clause	~~167~~174
10.19	Counterparts	~~168~~174
10.20	Effectiveness	~~168~~174
10.21	Patriot Act	~~168~~175
10.22	Canadian AML Legislation	~~168~~175
10.23	Electronic Execution of Assignments	~~169~~175
10.24	Judgment Currency	~~169~~175
10.25	ENTIRE AGREEMENT	~~170~~176
10.26	No Recourse to Sponsor, New Holdco or Pledgors	~~170~~176
10.27	Disclaimer	~~170~~176
10.28	Treatment of Certain Information; Confidentiality	~~170~~177
10.29	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~171~~178
10.30	Amendment and Restatement	~~172~~178
10.31	Keepwell	~~172~~179
10.32	Acknowledgement Regarding Any Supported QFCs	~~173~~179

iv	CREDIT AGREEMENT (PATTERN REVOLVER)

“Affected Lender” as defined in Section 2.16(b).

“Affected Loans” as defined in Section 2.16(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.15.

“Agreement” means this Second Amended and Restated Credit and Guaranty Agreement, dated as of November 21, 2017, as amended by Amendment No. 1 to Second Amended And Restated Credit And Guaranty Agreement and Second Amended and Restated Pledge and Security Agreement, dated as of March 5, 2018, and by the 2019 Incremental Amendment and as it may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Currency” as defined in Section 10.24.

“Amendment No. 3 Effective Date” means March 11, 2020.

“Applicable Margin” means, in respect of (x) Revolving Loans (including pursuant to any Increased Commitment), the percentage per annum determined by reference to the Leverage Ratio in effect from time to time as set forth under the heading “Revolving Loan Applicable Margin” below, (y) 2019 Incremental Term Loans, the percentage per annum determined by reference to the Leverage Ratio in effect from time to time as set forth under the heading “2019 Incremental Term Loan Applicable Margin” below and (z) any other Series of Incremental Term Loans, the applicable percentages per annum set forth in the relevant Incremental Amendment.

Revolving Loan Applicable Margin

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Rate/CDOR Revolving Loans and Letter of Credit Fees	Applicable Margin for Base Rate/Canadian Prime Rate Revolving Loans
1	< 3.50:1.00	1.625%	0.625%
2	≥ 3.50:1.00 but < 4.50:1.00	1.75%	0.75%
3	≥ 4.50:1.00	1.875%	0.875%

-3-	CREDIT AGREEMENT (PATTERN REVOLVER)

otherwise provided for in Section 6.7, but in the case of Transfers made pursuant to Section 6.7(d) only to the extent the Net Asset Sale Proceeds received by the Credit Parties do not exceed the thresholds set forth in clause (iii) thereof.

“Assignee” as defined in Section 10.6(d)(i).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent and Borrowers.

“Assignment Effective Date” as defined in Section 10.6(d)(i).

“Authorized Representative” means, as applied to any Person, any authorized signatory or officer appointed or designated in accordance with such Person’s Organizational Documents.

“Auto-Extension Letters of Credit” as defined in Section 2.3(b)(iv).

“Available Cash” means, for any specified period and without duplication, Internally Generated Cash and Qualifying Cash actually received by (i) a Borrower or any Restricted Holding Company Subsidiary from any Restricted Operating Company Subsidiary or any Permitted Minority Investment Company (and including for such purposes, cash received pursuant to any related Hedge Agreement (but without duplication of any Internally Generated Cash or Qualifying Cash denominated in a currency hedged pursuant to such Hedge Agreement)) as and when deposited into a Deposit Account (which Deposit Account shall be in the name of a Credit Party and fully pledged to Collateral Agent for the benefit of the Secured Parties) or (ii) Japan Guarantor from any of its Subsidiaries (and including for such purposes, cash received pursuant to any related Hedge Agreement (but without duplication of any Internally Generated Cash or Qualifying Cash denominated in a currency hedged pursuant to such Hedge Agreement, during the Japan Guaranty Period)); provided that, notwithstanding the foregoing, for purposes of calculating Borrower Cash Flow from non-U.S. and non-Canada Restricted Operating Company Subsidiaries (or non-U.S. and non-Canada Permitted Minority Investment Companies), “Available Cash” shall mean Internally Generated Cash and Qualifying Cash permitted to be distributed pursuant to the applicable Project Financing Documents and available for distribution (and without counting any such Cash actually received by a Borrower or any Restricted Holding Company Subsidiary), net of all withholding taxes and other applicable taxes that would be payable (at then-applicable rates) if such amounts were distributed to a Borrower or Restricted Holding Company Subsidiary (including pursuant to a Hedge Agreement (but without duplication of any Internally Generated Cash or Qualifying Cash denominated in a currency hedged pursuant to such Hedge Agreement)), as reasonably determined by the US Borrower; provided, further, that for purposes of calculating Borrower Cash Flow attributable to the Japan Guarantor, “Available Cash” shall mean Internally Generated Cash and Qualifying Cash permitted to be distributed by its Subsidiaries, net of all withholding taxes and other applicable taxes that would be payable (at then-applicable rates) if such amounts were distributed to Japan Guarantor, as reasonably determined by the US Borrower. Without limiting the foregoing, Available Cash shall exclude, with respect to such period, such net Cash proceeds received from (a) payments in respect of federal, state, provincial or local cash grants (or payments in lieu of tax credits), (b) Net Asset Sale Proceeds that constitute extraordinary

-5-	CREDIT AGREEMENT (PATTERN REVOLVER)

clauses (a) and (b) and which is also a day which is not a legal holiday under the Governmental Rules of Canada or is a day on which banking institutions are not authorized or required by Governmental Rules to close in Toronto, Canada.

“Canada Borrower” as defined in the preamble hereto.

“Canada Pledge and Security Agreement” means that certain Second Amended and Restated Canada Limited Recourse Guarantee and Pledge Agreement, dated as of the date hereof, by and between Canada Borrower and Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Canada Pledge Agreement” means that certain Amended and Restated Canada Limited Recourse Guarantee and Pledge Agreement, dated as of December 17, 2014, by and between Canada Pledgor and Collateral Agent (or the successor pledge agreement pursuant to any Pledgor Substitution), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Canada Pledgor” means Pattern Canada Operations Holdings ULC (or its successor in such capacity pursuant to any Pledgor Substitution).

“Canada Restricted Holding Company Subsidiary” means any Restricted Holding Company Subsidiary that is a Canadian Subsidiary.

“Canada Restricted Operating Company Subsidiary” means any Restricted Operating Company Subsidiary that is a Canadian Subsidiary.

“Canadian AML Legislation” as defined in Section 10.22.

“Canadian Benefit Plans” means all employee benefit plans of any nature or kind whatsoever including all plans or arrangements which provide or promise post-employment health, dental or any other benefits (other than of any Borrower Canadian Pension Plans and any statutory plans with which any Borrower or Subsidiary is required to comply, including the Canada/Quebec Pension Plan and plans administered pursuant to applicable provincial health tax, workers’ compensation and workers’ safety and employment insurance legislation) that are governed by Governmental Rules of Canada and are maintained or contributed to by any Borrower or Subsidiary of any Borrower or for which any Borrower or Subsidiary of any Borrower has any obligations, rights or liabilities, contingent or otherwise.

“Canadian Dollar Denominated Letter of Credit” means each Letter of Credit denominated in Canadian Dollars at the time of issuance thereof.

“Canadian Dollar Denominated Loans” means Revolving Loans denominated in Canadian Dollars at the time of the incurrence thereof.

“Canadian Dollar Denominated Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

-8-	CREDIT AGREEMENT (PATTERN REVOLVER)

change of control) or (d) requires the payment of any cash dividend or any other scheduled payment constituting a return of capital (other than payments solely consisting of Qualified Stock) on or prior to the 91st date prior to the latest Revolving Loan Termination Date in effect at such time of issuance.

“Disregarded US Subsidiary” means any US Subsidiary (a) that has no material assets other than Capital Stock or Indebtedness of one or more Subsidiaries that are ~~Japan~~Japanese Subsidiaries and other incidental assets related thereto (including other interests in Japanese Projects) or (b) that has no material assets other than Capital Stock or Indebtedness of one or more Subsidiaries that are ~~Japan~~Japanese Subsidiaries or one or more Disregarded US Subsidiaries and other incidental assets related thereto (including other interests in Japanese Projects).

“Documentation Agent” as defined in the preamble hereto.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by Administrative Agent or an LC Issuing Bank, as the case may be, using the Spot Rate at such time for the purchase of Dollars with Canadian Dollars.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) any Lender, Affiliate of any Lender or Approved Fund; provided that, in the case of an Approved Fund, for purposes of the assignment or establishment of Revolving Loans or Revolving Commitments, (i) the Revolving Commitments have expired or been terminated, and (ii) all Letters of Credit have been cancelled or have expired or have been Cash Collateralized in a maximum amount equal to not less than one hundred two percent (102%) of the face amount of such Letter of Credit on such date, (b) any Acceptable Bank that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course; provided such Person extends credit on a revolving basis as one of its businesses, (c) any other lender approved in writing by the Borrowers or (d) (i) with respect to Assignments executed in accordance with section 10.6(c), at any time when an Event of Default pursuant to Sections 8.1(a) has occurred and is continuing, or (ii) with respect

-17-	CREDIT AGREEMENT (PATTERN REVOLVER)

the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) any Incremental Term Loan, Revolving Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an LC Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit); (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; or (d) any Environmental Claim, any Environmental Liability or any actual or alleged presence or Release or threatened Release of Hazardous Materials, in each case of this clause (d) related in any way to any Facility or to Borrowers or any of their Affiliates, including those arising from any past or present activity, operation, land ownership, or practice of Borrowers or any of their Affiliates.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 10.3(a). “Information” as defined in Section 10.28.

“Interest Coverage Ratio” means, for any Measurement Period, the ratio of (a) Borrower Cash Flow for such Measurement Period to (b) Borrower Interest Expense for such Measurement Period.

“Interest Payment Date” means with respect to (a) any Base Rate Loan or Canadian Prime Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (b) any Eurodollar Rate Loan or CDOR Loan, the last day of each Interest Period applicable to such Loan and the final maturity date of such Loan; provided, in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan ~~or CDOR Loan~~, an interest period of one- (1), two- (2), three- (3) or six- (6) months, and in connection with a CDOR Loan, an interest period of one- (1), two- (2), or three- (3) months, in each case as selected by Borrowers in the applicable Borrowing Notice And Certificate or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided (1) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business

-27-	CREDIT AGREEMENT (PATTERN REVOLVER)

Day; (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (3) of this definition, end on the last Business Day of a calendar month; (3) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date; and (4) no Interest Period with respect to any portion of the 2019 Incremental Term Loans shall extend beyond the Termination Date with respect to 2019 Incremental Term Loans. Notwithstanding the foregoing, Borrowers may request irregular Interest Periods with a duration other than a one- (1), two- (2), three- (3) or six- (6) month Interest Period in order to consolidate outstanding Interest Periods and payment dates. Upon receipt of a Borrowing Notice And Certificate or Conversion/Continuation Notice from Borrowers which includes a request for such an irregular Interest Period, the Administrative Agent and the applicable Lenders shall use commercially reasonable efforts to provide Borrowers with such irregular Interest Period as long as such Interest Period does not exceed the Revolving Commitment Termination Date or the Termination Date with respect to the 2019 Incremental Term Loans (as applicable) and is available to Lenders in the applicable interbank market, in the reasonable judgment of the Administrative Agent and the applicable Lenders.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the Closing Date and from time to time thereafter, and any successor statute.

“Internally Generated Cash” means Cash that is recurring or reasonably expected to recur and generated in the ordinary course of operations or business of a Restricted Operating Company Subsidiary or Permitted Minority Investment Company. or, with respect to the Japan Guarantor during the Japan Guaranty Period, of the Japan Guarantor’s “Subsidiaries” or “Permitted Minority Investment Companies” (or, in each case, its subsidiaries or minority-owned entities that would otherwise qualify as such if Japan Guarantor were a “Subsidiary” of either Borrower)).

“Intralinks” means the online digital workspace owned by Intralinks, Inc., which provides for the exchange of documents and other information over the internet and to which the Secured Parties are granted access (and any other service performing substantially the same function which is reasonably satisfactory to Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers and agreed to be treated as “Intralinks” for purposes of this Agreement).

“Investment” means (a) any direct or indirect purchase or other acquisition by Borrowers or any of their Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Borrowers or another Restricted Subsidiary), by division or otherwise; (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary or Borrowers from any Person (other than Borrowers or any Restricted Subsidiary), of any Capital Stock of such Person, by division or otherwise; and (c) any direct or indirect loan, advance (other than advances to employees for moving, relocation, business, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrowers or any of their Restricted

-28-	CREDIT AGREEMENT (PATTERN REVOLVER)

Subsidiaries to any other Person (other than Borrowers or any Restricted Subsidiary), including Permitted Project Acquisitions and all Indebtedness and accounts receivable from that other Person but only to the extent that the same are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“ITA” means the Income Tax Act (Canada), as amended from time to time and any successor thereto.

“Japan Guarantee” means a guarantee of the Obligations provided by the Japan Guarantor, at the election of the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent (provided, that it is understood and agreed that such Japan Guarantee shall not include, and shall in no circumstances be required to include, any representations, warranties, covenants and/or events of default (or similar provisions), other than customary representations as to authorization and enforceability thereof and provisions concerning sanctions and anti- money laundering sufficient for the Administrative Agent to satisfy applicable legal requirements concerning the same).

“Japan Guarantor” means a parent company of Green Power Generation GK and/or Green Power Tsugaru Holdings GK (as applicable) that has entered into the Japan Guarantee.

“Japan Guaranty Period” means the period commencing upon the execution and delivery of the Japan Guarantee and satisfaction or waiver of the other requirements set forth in the proviso in the first sentence of Section 5.13 and ending on the date the Japan Guarantee is terminated in accordance with Section 5.13 or otherwise ceases to be in full force and effect, is declared null and void or is repudiated by the Japan Guarantor.

“Japanese Subsidiary” means a Subsidiary of a Borrower organized under the laws of the Governmental Rules of Japan.

“Joint Bookrunners” means Royal Bank Of Canada, Acting Through Its New York Branch, Bank of Montreal, Chicago Branch, Morgan Stanley Senior Funding, Inc., Citibank, N.A., Bank of America, N.A., Keybank National Association, MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, Société Générale, Goldman Sachs Bank USA and Wells Fargo Securities, LLC.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in partnership or other legal form.

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“Margin Stock” ~~as defined~~has the meaning assigned to such term in Regulation U ~~of the Board of Governors of the Federal Reserve System as in effect from time to time~~.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to fully and timely perform their respective Obligations, or (c) the material rights, remedies, benefits and the enforceability and priority of security available to, or conferred upon, the Secured Parties under the Credit Documents.

“Measurement Period” means, with respect to any date, the period of the most recently completed four Fiscal Quarters of the Borrowers ended on or prior to such date.

“Moody’s” means Moody’s Investor Services, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrowers or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a “single employer plan” as defined in Section 4001(a)(15) of ERISA, which has two or more contributing sponsors (including Borrowers or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (a) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrowers or any of the Restricted Holding Company Subsidiaries from such Asset Sale, minus (b) any reasonable costs, payments, fees, commissions, premiums and expenses incurred in connection with such Asset Sale (or if such costs have not then been incurred or invoiced, Borrowers’ good faith estimate thereof), including (i) income taxes, stamp taxes, other taxes, duties or gains taxes payable or reasonably estimated to be payable by the seller or by any entity whose tax return includes the results of such sale either because the seller is a flow-through entity for tax purposes or because the seller is included in a consolidated tax filing by an upper tier affiliate, as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest, breakage costs or other amounts payable on any Indebtedness (other than the Loans) that (A) is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale or (B) or which is unsecured or secured by Liens on assets that are not Collateral (including, for the avoidance of doubt, all Permitted Project Debt), (iii) other taxes actually payable upon or in connection with the closing of such Asset Sale (including any transfer taxes or taxes on gross receipts), (iv) any taxes payable or reasonably estimated to be payable in connection with any transactions effected (or deemed effected) to make prepayments (e.g., taxes payable upon repatriation of funds to Borrowers), and (v) actual, reasonable and documented out-of-pocket fees and expenses (including legal fees, fees to advisors and severance costs that are due (pursuant to a Contractual Obligation) paid to Persons other than

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Borrowers and the Restricted Holding Company Subsidiaries and their respective Affiliates in connection with such Asset Sale (including fees necessary to obtain any required consents of such Persons to such Asset Sale).

“Net Cash Proceeds” means, in connection with any incurrence or issuance of Indebtedness by Borrowers or any Restricted Holding Company Subsidiary (other than any incurrence or issuance of Permitted Indebtedness), the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions or other similar payments, and other direct reasonable fees, costs, commissions, stamp taxes, duties, premiums and expenses actually incurred in connection therewith; provided that if any such commissions, costs or expenses have not been incurred or invoiced at such time, Borrowers may deduct its good faith estimate thereof to the extent subsequently paid.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds received by Borrowers or any Restricted Holding Company Subsidiary (i) under any insurance policy (to the extent constituting compensation for the loss of assets or property associated with the Projects) occurring after the Closing Date (but excluding any such amounts used for restoration or repair and excluding any such payments or proceeds received from business interruption insurance) or (ii) as a result of the taking of any assets of Borrowers or the Restricted Holding Company Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking (but excluding any such amounts used for restoration or repair and any such payments or proceeds received from business interruption insurance), minus (b) (i) any actual and reasonable costs incurred by Borrowers or the Restricted Holding Company Subsidiaries in connection with the adjustment or settlement of any claims of Borrowers or such Restricted Subsidiary in respect thereof, (ii) any reasonable costs, fees, commissions, premiums and expenses incurred in connection with any adjustment or settlement or any such sale as referred to in clause (a)(ii) of this definition, including taxes payable as a result of any gain recognized in connection therewith and any actual, reasonable and documented out-of-pocket fees and expenses (including legal fees, fees to advisors and severance costs that are due to Persons other than Borrowers and the Restricted Holding Company Subsidiaries and their respective Affiliates in connection with such event, and (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest, to the extent such Indebtedness is required to be repaid as a result of a loss of assets or property or a taking of assets referred to in clause (a)(i) or (a)(ii) of this definition, breakage cost or other amounts payable on any Indebtedness that is secured by a Lien or that otherwise consists of Permitted Project Debt; provided that if any costs, fees or expenses that may be deducted under this clause (ii) have not been incurred or invoiced at the time of any determination of Net Insurance/Condemnation Proceeds, Borrowers may deduct its good faith estimate thereof to the extent actually subsequently so paid.

“New Pledgor” as defined in the definition of “Pledgor Substitution”.

“New Restricted Holding Company Subsidiaries” means each Restricted Holding Company Subsidiary identified as such in Exhibit K.

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contributed to by, or required to be contributed to by, Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

“Permitted Indebtedness” as defined in Section 6.1.

“Permitted Investments” means investments in Cash and Cash Equivalents.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Minority Investment” means any Investment permitted pursuant to the terms of Section 6.5 pursuant to which a Borrower or Restricted Subsidiary acquires less than the total amount of Capital Stock or other ownership interests in any Person and after giving effect such Investment, such Person is not a “Subsidiary” of such Borrower or Restricted Subsidiary.

“Permitted Minority Investment Company” means a Person in which a Borrower or Restricted Subsidiary has made a Permitted Minority Investment.

“Permitted Minority Investment Project” means an Energy Project owned by a Permitted Minority Investment Company.

“Permitted Project Acquisitions” as defined in Section 6.5(i).

“Permitted Project Debt” means (a) all Indebtedness incurred, or permitted to be incurred, by any Restricted Operating Company Subsidiary or any other Restricted Subsidiary or any Borrower (but, in the case of a Borrower (except as otherwise permitted by Section 6.1(e)) or a Restricted Subsidiary that is not (x) a Restricted Operating Company Subsidiary or (y) the general partner of a Restricted Operating Company Subsidiary that was created for the purpose of being such Restricted Operating Company Subsidiary’s general partner, the recourse of such Indebtedness against assets of such Borrower or such Restricted Subsidiary shall be limited solely to any pledge by such Borrower or such Restricted Subsidiary of (i) Capital Stock (including tax equity interests) in a Restricted Operating Company Subsidiary (or other Restricted Subsidiary that is (A) solely in the case of such pledging Restricted Subsidiary, a direct or indirect parent company of the applicable Restricted Operating Subsidiary or (B) in the case of such Borrower or such pledging Restricted Subsidiary, the general partner of such Restricted Operating Company Subsidiary) or Permitted Minority Investment Company (or the general partner of such Permitted Minority Investment Company), and any proceeds thereof, or (ii) intercompany debt) pursuant to a Project Financing Document, (b) the incurrence or issuance, as applicable, by any Restricted Subsidiary or Restricted Subsidiaries of Indebtedness or Disqualified Stock (which may include the incurrence by the Borrower of such Indebtedness, so long as the recourse of such Indebtedness against assets of the Borrower is limited to a pledge of Capital Stock (including tax equity interests) or intercompany debt, in each case with respect to the applicable Restricted Subsidiaries or Permitted Minority Investment Companies) to finance a dividend, distribution, return of capital or loan to, Investment in or acquisition or ownership of, a Borrower or any Restricted Subsidiary (or Person that upon completion of an acquisition (including by division), will become a Restricted Subsidiary); provided that such amounts are not used (at the time of the establishment of such Indebtedness, the making of such dividend, distribution, return of capital, loan, Investment or Acquisition) to make Restricted Payments or an extension of credit (in the form of Permitted Subordinated Indebtedness or otherwise) to the

-36-	CREDIT AGREEMENT (PATTERN REVOLVER)

“Permitted Swingline Use” means any legally permissible use by the Borrowers and their Restricted Subsidiaries (including to make Restricted Payments in accordance with this Agreement).

“Permitted Uses” means any legally permissible use by the Borrowers and their Restricted Subsidiaries, including to fund general working capital and expenses of Borrowers and their Restricted Subsidiaries, the issuance of Letters of Credit (subject to the terms and conditions of this Agreement) and draws made thereunder, the Cash Collateralization of any Letter of Credit, Transaction Costs, reserves (whether required by any Credit Document or the Project Financing Documents), Investments in Restricted Operating Company Subsidiaries (as determined in the sole discretion of Borrowers), Permitted Project Acquisitions, distributions to Pledgors, and Sponsor (including issuing Letters of Credit on behalf of a Pledgor, Sponsor or any of their Affiliates, subject to the terms and conditions of this Agreement regarding Restricted Payments and Letters of Credit), and other general and lawful business purposes of Borrowers.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, unlimited liability companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Personal Information” as defined in Section 10.22.

“Pledge Agreements” means the US Pledge and Security Agreement, the US Pledge Agreement, the Canada Pledge and Security Agreement, the Canada Pledge Agreement, and after the Closing Date, any other pledge or security agreement entered into pursuant to Section 5.9.

“Pledgor Substitution” means the substitution of Pattern Canada Operations Holdings ULC for a holding company formed in the Netherlands, Luxembourg or the Cayman Islands (or another a jurisdiction reasonably acceptable to the Administrative Agent) as the Canada Pledgor and member of Canada Borrower (through a Transfer of Capital Stock in the Canada Borrower or through merger, amalgamation or consolidation, or otherwise) (“New Pledgor”); provided that upon the occurrence of such substitution, each of the following shall be satisfied (or (x) in the case of clause (a) below, waived by the Required Lenders, in their reasonable discretion and (y) in the case of clause (b) below, waived by the Administrative Agent, in its reasonable discretion): (a) New Pledgor shall (i) grant the Collateral Agent a first priority (subject to Permitted Liens) perfected Lien in the Capital Stock of Canada Borrower owned by New Pledgor (and deliver any other documents, make any other filings or take any other actions reasonably requested by the Collateral Agent to effectuate the foregoing) and (ii) either assume the obligations of Canada Pledgor under the Canada Pledge Agreement or enter into a new pledge agreement substantially consistent with the Canada Pledge Agreement (or otherwise satisfactory to the Administrative Agent); and (b) the Borrowers shall deliver to the Administrative Agent (i) to the extent reasonably requested, customary opinions of counsel in Canada and/or the jurisdiction of formation of New Pledgor (addressing customary matters of perfection, authorization and enforceability, as applicable) (in each reasonably acceptable to the Administrative Agent); (ii) notice of such Pledgor Substitution at least ten (10) days in advance thereof (unless such notice requirement is waived by the Administrative Agent in its sole

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discretion); and (iii) an updated organizational chart setting forth the ownership structure reflecting the Pledgor Substitution. In connection with the implementation of a Pledgor Substitution, the Borrowers shall reasonably cooperate with the Lenders to deliver information reasonable determined by the Lenders to be required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (in each case, after reasonable request therefore by such Lender).

“Pledgors” means the US Pledgor and the Canada Pledgor.

“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time, together with all regulations made thereunder; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by (a) personal property security legislation as in effect in a Canadian jurisdiction other than Ontario, or (b) the Civil Code of Quebec, “PPSA” means the personal property security or corresponding legislation as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority in such Collateral.

“Principal Office” means, for each of Administrative Agent and the LC Issuing Banks, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrowers, Administrative Agent and each Lender.

“Project” means any of the Energy Projects owned by the Restricted Operating Company Subsidiaries, including all of the real, personal and mixed property related thereto. Subject to the terms of this Agreement and the other Credit Documents, a Project shall cease to be a Project at such time that Borrowers and any of their Restricted Subsidiaries cease to have any existing or future interests, rights or obligations (whether direct or indirect, contingent or matured) associated therewith. Schedule 1.1(c) sets forth the Projects as of the Closing Date as such Schedule may be amended and modified by the Lenders and the Borrower as appropriate.

“Project Financing Documents” means any credit agreement, loan or credit document, indenture, letter of credit reimbursement agreement, promissory note, letter of credit, security agreement, pledge agreement, collateral assignment, consent and agreement, guaranty, financing statement, indemnity agreement, formation document, Organizational Document, letter agreement or other document, agreement, or instrument entered into or executed by any Restricted Operating Company Subsidiary or any other Restricted Subsidiary or any Borrower or Permitted Minority Investment Company, in connection with any Indebtedness, any tax equity, lease financing or joint venture, in each case incurred to finance or govern the construction, acquisition, development, expansion, operation, ownership or maintenance of a Project (or Projects) or Permitted Minority Investment Project (or Permitted Minority Investment Projects).

“Project-Level Default” means either (a) the failure of a Restricted Operating Company Subsidiary to pay when due any principal of, or interest on, or regularly occurring fees in respect of, one or more items under the Project Financing Documents or any termination payments owing under interest rate hedge agreements entered into in connection with the Project Financing Documents, in each case beyond the grace period, if any, provided therefor, or (b) the default by

-39-	CREDIT AGREEMENT (PATTERN REVOLVER)

Cash) during the Ramp-up Phase for such Project or Permitted Minority Investment Project that is not excluded pursuant to clauses (a) through (h) of the final sentence of the definition of Available Cash and that does not exceed $5,000,000 in the aggregate in respect of such Project or Permitted Minority Investment Project.; provided that, with respect to the Japan Guarantor during the Japan Guaranty Period, “Qualifying Cash” shall also include Cash (other than Internally Generated Cash) distributed to Japan Guarantor or permitted and available for distribution during such period that would apply pursuant to this definition if Japan Guarantor were a “Subsidiary” of either Borrower).

“Ramp-up Phase” means, with respect to any Project or Permitted Minority Investment Project, the twelve (12) month period commencing on the later of (i) the month in which such Project or Permitted Minority Investment Project has reached commercial operation and (ii) the month in which the initial distribution of Cash is made by the relevant Restricted Operating Company Subsidiary or Permitted Minority Investment Company to a Credit Party following commercial operation.

“Refinancing Amendment” as defined in Section 2.24(c).

“Refinancing Commitments” as defined Section 2.24.

“Refinancing Effective Date” as defined in Section 2.24.

“Refinancing Facility” means, at any time, as the context may require, the aggregate amount of the Refinancing Lenders’ Refinancing Loans at such time and, in each case, but without duplication, the Credit Extensions made thereunder.

“Refinancing Lender” as defined in Section 2.24(b).

“Refinancing Loans” as defined in Section 2.24(a).

“Register” as defined in Section 10.6(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Amount” as defined in Section 2.3(c)(i).

“Reimbursement Date” as defined in Section 2.3(c)(i).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the Representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels,

-41-	CREDIT AGREEMENT (PATTERN REVOLVER)

“US Pledgor” means Pattern US Operations Holdings LLC.

“US Restricted Holding Company Subsidiary” means any Restricted Holding Company Subsidiary that is a US Subsidiary.

“US Restricted Operating Company Subsidiary” means any Restricted Operating Company Subsidiary that is a US Subsidiary.

“US Special Resolution Regimes” as defined in Section 10.32.

“US Subsidiary” means a Subsidiary of a Borrower organized under the laws of the Governmental Rules of the United States or any state thereof.

“US Tax Compliance Certificates” means each of the certificates substantially in the form of Exhibits F-1 through F-4, as applicable.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means from time to time, with respect to any Person, (i) any corporation in which such Person or one or more Wholly-Owned Subsidiaries of such Person owns one hundred percent (100%) of the Capital Stock at such time and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person or one or more Wholly-Owned Subsidiaries of such Person owns one hundred percent (100%) of the Capital Stock at such time.

“Withholding Agent” means any Credit Party and Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered ~~by Borrowers~~ to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation and, where financial statements are required to be consolidated, GAAP applicable in the United States shall apply. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions used in Section 6.6 hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and

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(b) Commitment Reductions.

(i) Borrowers may, upon not less than one (1) Business Day’s prior written or telephonic notice promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by facsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of five million Dollars ($5,000,000) and integral multiples of one million Dollars $1,000,000 in excess of that amount.

(ii) Borrowers’ notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrowers’ notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.12 Mandatory Prepayments

(a) Asset Sales. Subject to Sections 2.12(f) and 2.13(d), no later than the tenth (10th) Business Day following the date of receipt by Borrowers or Restricted Holding Company Subsidiary of any Net Asset Sale Proceeds which exceed the amounts set forth in Section 6.7(d), the applicable Borrower shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, however that with respect to any Revolving Loans, no such prepayment shall be required to the extent that during such ten (10) Business Day prepayment period the Borrowers could have reborrowed Revolving Loans equal to or in excess of such prepayment amount.; provided further that this Section 2.12(a) shall not apply to any Net Asset Sale Proceeds received by the Borrowers or any Restricted Holding Company Subsidiary resulting from the sale, transfer or other disposition (including, for the avoidance of doubt, by a dividend or distribution) of Green Power Generation GK, and/or Green Power Tsugaru Holdings GK (and/or any of their respective Subsidiaries and/or any parent holding company thereof established for the purposes of such transfer).

(b) Insurance/Condemnation Proceeds. Subject to Sections 2.12(f) and 2.13(d), no later than the tenth (10th) Business Day following the date of receipt by Borrowers or any Restricted Holding Company Subsidiary of any Net Insurance/Condemnation Proceeds, the applicable Borrower shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, however that with respect to any Revolving Loans, no such prepayment shall be required to be made to the extent that during such ten (10) Business Day prepayment period, the Borrowers could have reborrowed Revolving Loans equal to or in excess of such prepayment amount.

(c) Issuance of Debt. No later than the tenth (10th) Business Day following the date of receipt by Borrowers or any Restricted Holding Company Subsidiary of any Net Cash

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minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.16(c).

(d) Reinvestment Rights. Notwithstanding anything to the contrary in Section 2.12 and this Section 2.13, the Borrowers shall not be required to prepay proceeds received pursuant to Section 2.12(a) or Section 2.12(b) as long as such proceeds are not distributed to Sponsor or the Pledgors as a Restricted Payment and such proceeds are (~~x~~w) used to purchase additional operating, construction, or development stage Energy Projects to the extent owned by a Restricted Operating Company Subsidiary immediately following such purchase, (~~y~~x) used to expand existing Energy Projects owned by Restricted Operating Company Subsidiaries, (y) used to repay Permitted Project Debt or to make required distributions in respect of tax equity interests or (z) otherwise reinvested in assets accretive to the credit profile of the Borrowers, in each case within 12 months (or 18 months if a binding commitment with respect to such reinvestment is executed during such 12 month period) of receipt of such proceeds.

2.14 General Provisions Regarding Payments

(a) All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars or Canadian Dollars (as applicable) in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered by wire transfer to Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders or to the Swingline Lender as set forth in Section 2.2(d); for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day.

(b) Unless Administrative Agent shall have received notice from a Lender prior to any proposed Credit Date of Eurodollar Rate Loans or CDOR Loans (or, in the case of any borrowing of Base Rate Loans or Canadian Prime Rate Loans, prior to 1:00 p.m. (New York City time) on the date of such borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2 (or, in the case of a borrowing of Base Rate Loans or Canadian Prime Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to Administrative Agent, then the applicable Lender agrees to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Administrative Agent, at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing. If such Lender pays its share of the applicable borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such borrowing. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such

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(a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.15 shall not be construed to apply to (a) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it or (c) any payment to an LC Issuing Bank or the Swingline Lenders of a reimbursement obligation in accordance with Section 2.3(c)(i) or Section 2.1(c), as applicable.

2.16 Making or Maintaining Eurodollar Rate Loans or CDOR Loans

(a) Inability to Determine Applicable Interest Rate.

(i) With respect to any Revolving Loans or Revolving Commitments:

(1) if prior to the commencement of any Interest Period for a Eurodollar Rate Loan or CDOR Loan:

a. ~~(1) in the event that Administrative Agent (upon the written instruction of the Required Lenders) shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans or CDOR Loans, that (1)~~ by reason of circumstances affecting the applicable interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate or CDOR Rate; or ~~(2)~~

b. ~~(1)~~ deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan or CDOR Loan, ~~Administrative Agent shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (x) no Loans may be made as, or converted to, Eurodollar Rate Loans or CDOR Loans and (y) in the event of a~~

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~~determination with respect to the Eurodollar Rate component of the Base Rate or the CDOR Rate component of the Canadian Prime Rate, the utilization of the Eurodollar Rate or CDOR Rate component in determining the Base Rate or Canadian Prime Rate shall be suspended, in each case until Administrative Agent (upon the written instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrowers may revoke any pending Borrowing Notice And Certificate or Conversion/Continuation Notice of Eurodollar Rate Loans or CDOR Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans or Canadian Prime Rate Loans in the amount specified therein; and~~

then the Administrative Agent shall give notice thereof to the Borrowers and the Revolving Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Revolving Lenders that the circumstances giving rise to such notice no longer exist, any Conversion/Continuation Notice that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Rate Loan or CDOR Loan shall be ineffective, and, such Borrowing (unless prepaid) shall be continued as, or converted to, a Base Rate Loan; provided that (x) if the circumstances giving rise to such notice do not affect all the Revolving Lenders, then requests by the Borrowers for Eurodollar Rate Loans or CDOR Loans may be made to Revolving Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one Type of Loan, then the other Type of Loan shall be permitted.

(2) if ~~at any time the Required Revolving Lenders determine (which determination shall be conclusive absent manifest error) that the Eurodollar Rate shall cease to exist, then the Required Revolving Lenders and the Borrower~~ the Administrative Agent (i) determines that the circumstances described in clauses (a)(ii)(1)(a) or (a)(ii)(1)(b) of this Section 2.16 have arisen and such circumstances are unlikely to be temporary, (ii) determines that the circumstances described in clauses (a)(ii)(1)(a) or (a)(ii)(1)(b) of this Section 2.16 have not arisen but the supervisor for the administrator of the Eurodollar Rate or CDOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate or CDOR Rate, as applicable, shall no longer be used for determining interest rates for loans or (iii) new syndicated loans have started to adopt a new benchmark interest rate, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurodollar Rate or CDOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes (including administrative changes) to this Agreement as may be applicable.; provided that to the extent that the

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Administrative Agent determines that adoption of any portion of such market convention is not administratively feasible or that no market convention for the administration of such alternate rate of interest exists, the Administrative Agent shall administer such alternate rate of interest in a manner determined by the Administrative Agent in consultation with the Borrowers. Notwithstanding anything to the contrary in Section 10.5, such amendment shall become effective without any further action or consent of any other Revolving Lender so long as the Administrative Agent shall not have received, within five (5) Business Days of the date an amendment incorporating such alternate rate of interest is provided to the Revolving Lenders, a written notice from the Required Revolving Lenders stating that such Required Revolving Lenders object to such amendment. If a notice of an alternate rate of interest has been given and no such alternate rate of interest has been determined, and (x) the circumstances under clause (i) or (iii) above exist or (y) the specific date referred to in clause (ii) has occurred (as applicable), the Base Rate shall apply without regard to clause (iii) of the definition thereof; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(ii) With respect to any 2019 Incremental Term Loans:

(1) if prior to the commencement of any Interest Period for a Eurodollar Rate Loan:

a. by reason of circumstances affecting the applicable interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate; or

b. deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan,

then the Administrative Agent shall give notice thereof to the Borrowers and the 2019 Incremental Term Loan Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the 2019 Incremental Term Loan Lenders that the circumstances giving rise to such notice no longer exist, any Conversion/Continuation Notice that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Rate Loan shall be ineffective, and, such Borrowing (unless prepaid) shall be continued as, or converted to, a Base Rate Loan; provided that (x) if the circumstances giving rise to such notice do not affect all the 2019 Incremental Term Loan Lenders, then requests by the Borrowers for

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Eurodollar Rate Loans may be made to 2019 Incremental Term Loan Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one Type of Loan, then the other Type of Loan shall be permitted.

(2) if the Administrative Agent (i) determines that the circumstances described in clauses (a)(ii)(1)(a) or (a)(ii)(1)(b) of this Section 2.16 have arisen and such circumstances are unlikely to be temporary, (ii) determines that the circumstances described in clauses (a)(ii)(1)(a) or (a)(ii)(1)(b) of this Section 2.16 have not arisen but the supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans or (iii) new syndicated loans have started to adopt a new benchmark interest rate, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes (including administrative changes) to this Agreement as may be applicable; provided that to the extent that the Administrative Agent determines that adoption of any portion of such market convention is not administratively feasible or that no market convention for the administration of such alternate rate of interest exists, the Administrative Agent shall administer such alternate rate of interest in a manner determined by the Administrative Agent in consultation with the Borrowers. Notwithstanding anything to the contrary in Section 10.5, such amendment shall become effective without any further action or consent of any other 2019 Incremental Term Loan Lender so long as the Administrative Agent shall not have received, within five (5) Business Days of the date ~~notice of~~an amendment incorporating such alternate rate of interest is provided to the 2019 Incremental Term Loan Lenders, a written notice from the Required 2019 Incremental Term Loan Lenders stating that such Required 2019 Incremental Term Loan Lenders object to such amendment. If a notice of an alternate rate of interest has been given and no such alternate rate of interest has been determined, and (x) the circumstances under clause (i) or (iii) above exist or (y) the specific date referred to in clause (ii) has occurred (as applicable), the Base Rate shall apply without regard to clause (iii) of the definition thereof; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(b) Illegality or Impracticability of Eurodollar Rate Loans or CDOR Loans. In the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or

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agreed between such Restricted Holding Company Subsidiary and the Administrative Agent (it being understood that such documentation shall be consistent with the terms of the Collateral Documents (or otherwise consistent with local practice in such jurisdiction) and that, under no circumstance, shall any such Restricted Holding Company Subsidiary be required to pledge any asset or provide any guaranty to the extent that taking such action (x) would cause it to be in violation of its Organizational Documents, any tax equity, joint venture, voting rights or similar arrangement, (y) result in any adverse tax consequences that are material to the Sponsor or any of its Subsidiaries, (z) cause such Restricted Holding Company Subsidiary or any Borrower or other Restricted Subsidiary (or any directors, officers or other representatives thereof) to be in violation of any law or (iv) require any Borrower or Restricted Subsidiary to incur costs in excess of the benefit of the credit support to be provided thereby);

(b) within 15 Business Days (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion or as provided for in any Collateral Document) after such formation or acquisition, cause the applicable Restricted Holding Company Subsidiary and relevant Borrower to comply with all obligations under the Collateral Documents to which such Restricted Holding Company Subsidiary or Borrower are party (which, for the avoidance of doubt, shall not include any opinions of local counsel), including with respect to physical delivery of the shares representing any pledged Capital Stock; and

(c) within 10 Business Days (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion) after such formation or acquisition, deliver an amended Exhibit K to reflect the new Restricted Holding Company Subsidiary and any other Restricted Subsidiaries that are Subsidiaries thereof. For the avoidance of doubt, in connection with a transaction in which an entity listed on Exhibit K shall no longer be a Subsidiary of either Borrower, the Borrowers may deliver an updated Exhibit K, and at no point in time following the consummation of such transaction shall the covenants or other provisions of this Agreement or any other Credit Document apply to such entity because of its inclusion on Exhibit K as any type of Restricted Subsidiary.

5.10 Non-Wholly Owned Subsidiaries; Other Restricted Subsidiaries. Each Borrower and each Restricted Holding Company Subsidiary, as applicable, hereby make, on behalf of their Restricted Subsidiaries that are neither Restricted Holding Company Subsidiaries nor Restricted Operating Company Subsidiaries, as applicable, all representations and warranties in Section 4 made by (or on behalf of) the Restricted Holding Company Subsidiaries. The Borrowers and each Restricted Holding Company Subsidiary, as applicable, shall cause their respective Restricted Subsidiaries that are (i) direct or indirect Non-Wholly Owned Subsidiaries or (ii) Wholly-Owned Subsidiaries that are neither Restricted Holding Company Subsidiaries nor Restricted Operating Company Subsidiaries, in each case to comply with all terms and conditions of this Agreement applicable to Restricted Operating Company Subsidiaries, other than any terms and conditions set forth in Section 7; provided that nothing in this Agreement shall cause any Restricted Subsidiary to be in violation of the provisions of any tax equity documents, charter documents, bylaws, operating agreement, joint venture agreements, partnership agreements or similar documents.

5.11 Maintenance of Liens; Further Assurances. Each Credit Party shall take all action reasonably required to maintain and preserve the Liens created by the Credit Documents

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to which it is a party and to maintain and preserve the priority of such Liens. At any time or from time to time at the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts, as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents that do not involve material expansion of any Credit Party’s obligations or duties under the Credit Documents from those originally mutually intended or contemplated. In furtherance and not in limitation of the foregoing, (i) each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral (subject to limitations contained in the Credit Documents); and (ii) in respect of any amalgamation of a Credit Party pursuant to any Governmental Rule of Canada, the resulting entity shall deliver to the Administrative Agent and the Collateral Agent such confirmations, evidence of registrations and opinions as may be reasonably requested by the Administrative Agent and Collateral Agent.

5.12 Separateness. Without limiting the ability of the Credit Parties to undertake any transaction permitted pursuant to the terms of this Agreement, the Credit Parties shall comply at all times with, and shall cause the Restricted Operating Company Subsidiaries to comply at all times with, the separateness provisions set forth on Schedule 5.12.

5.13 Japan Guarantee. At any time following notice from either Borrower that it wishes to implement the Japan Guarantee, then the Administrative Agent shall promptly cooperate to facilitate the agreement, delivery and execution of such Japan Guarantee; provided that, upon the execution and delivery of such Japan Guarantee, the Borrowers shall deliver to the Administrative Agent (i) an updated organizational chart setting forth the ownership structure reflecting the Japan Guarantor and its Subsidiaries; (ii) a form of Compliance Certificate which shall replace the then existing Exhibit C-2, updated solely to include a certification that the Japan Guarantee is, and has been during the applicable period covered by such Compliance Certificate, in full force and effect and (iii) evidence reasonably satisfactory to the Administrative Agent that the ownership of the Japanese Subsidiaries have been assigned to the Japan Guarantor. All parties hereto understand and agree that the Japan Guarantee is an option of the Borrowers, and that the Japan Guarantee may at any time be terminated by or at the direction of the Borrowers (and shall in all events terminate if at any time the provision of such Japan Guarantee would result in adverse tax consequences of any kind to the Borrowers, Japan Guarantor and/or any of their respective Affiliates (and, for the avoidance of doubt, the Japan Guarantee may provide for an automatic release in such circumstances) in which case, the Borrower will promptly (after becoming aware thereof) notify the Administrative Agent of such release). The parties hereto agree that the only consequence of the release of the Japan Guarantee shall be that for all Fiscal Quarters ended thereafter, “Available Cash” with respect to the Japan Guarantor shall no longer be permitted to be included as “Available Cash” for purposes of this Agreement. In connection with the implementation of a Japanese Guarantee, the Borrowers will reasonably cooperate with the Lenders to deliver information reasonably determined by the Lenders to be required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (in each case, after reasonably request therefore by such Lender).

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Incremental Equivalent Debt incurred in accordance with Section 6.1(f)) that limits the ability (a) of any Credit Party to make Restricted Payments to either Borrower, except for any agreement in effect on the date hereof and set forth on Schedule 6.3, or with respect to any Restricted Holding Company Subsidiary formed or acquired by a Borrower after the date hereof, existing on such date of formation or acquisition (and not entered into for primarily for the purpose of avoiding the provisions of this Section 6.3) or (b) of any Credit Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that this Section 6.3 shall not apply to (i) any Transaction Documents, the documents and contracts governing any Permitted Project Debt or Permitted Project Acquisitions, or any restrictions on the pledge or transfer of any Capital Stock of any Permitted Minority Investment Company or Restricted Operating Company Subsidiary (or any other Restricted Subsidiary that is neither a Restricted Operating Company Subsidiary nor a Restricted Holding Company Subsidiary) or any intercompany debt with respect thereto and (ii) provisions limiting the disposition or distribution of assets or property in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest, which limitation is applicable only to the assets that are the subject of such agreements.

6.4 Restricted Payments. Neither Borrowers nor any Restricted Holding Company Subsidiary shall, directly or indirectly, declare or make any Restricted Payment except as follows:

(a) Each Restricted Holding Company Subsidiary may make Restricted Payments to each Borrower, or to any other Person that owns any Capital Stock in such Restricted Holding Company Subsidiary, ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made;

(b) During any period in which a Default or Event of Default shall have occurred and be continuing, Borrowers may make Restricted Payments not to exceed the sum of (i) ten million Dollars ($10,000,000) and (ii) solely for the purpose of paying Sponsor G&A Expenses, the Sponsor G&A Amount, in the aggregate for all Restricted Payments made pursuant to this Section 6.4(b);

(c) So long as (i) no Event of Default shall have occurred and be continuing or would be caused by such Restricted Payment and (ii) Borrowers shall have complied, before and after giving effect to such declaration or payment of such Restricted Payment, with the Leverage Ratio and Interest Coverage Ratio requirements described in Section 6.6, Credit Parties may declare any Restricted Payment and consummate such Restricted Payment within ten (10) days after such date of declaration (including any (direct or indirect) distribution of the Capital Stock of Green Power Generation GK and Green Power Tsugaru Holdings GK or any holding company that is the owner of such Capital Stock);

(d) Each Borrower and Restricted Holding Company Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Capital Stock of such Person that is not Disqualified Stock;

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(e) Each Borrower and Restricted Holding Company Subsidiary may issue common Capital Stock to any Credit Party, in each case that is its direct parent;

(f) Each Borrower and Restricted Holding Company Subsidiary may purchase, redeem or otherwise acquire its common Capital Stock with the proceeds received from the substantially concurrent issue of new common Capital Stock; and

(g) Each Borrower and Restricted Holding Company Subsidiary may make Restricted Payments that are part of and consideration for the consummation of any transaction permitted by Section 6.5(i).

6.5 Investments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person except:

(a) Investments in Permitted Investments and, with respect to Restricted Operating Company Subsidiaries, Investments permitted under the relevant Project Financing Documents;

(b) equity Investments in effect as of the Closing Date, or with respect to any Restricted Subsidiary formed or acquired after the Closing Date, any equity Investment in effect immediately following such formation or acquisition, in (A) any Restricted Subsidiary (solely for the purpose of making an Investment pursuant to clause (B) of this Section 6.5(b) in such Restricted Subsidiary’s applicable Restricted Operating Company Subsidiary) or (B) any Restricted Operating Company Subsidiary (and any modification, renewal, reinvestment, increase or extension thereof); provided that the amount of the original Investment is not increased except pursuant to the terms of such original Investment);

(c) additional Investments made after the Closing Date in (A) any Restricted Subsidiary ~~(solely for the purpose of making an Investment pursuant to clause (B) of this Section 6.5(c) in such Restricted Subsidiary’s applicable Restricted Operating Company Subsidiary)~~ or (B) any Restricted Operating Company Subsidiary (including if such Investment is in the form of Permitted Subordinated Indebtedness); provided that, on the date of such Investment (i) Borrowers shall be in compliance with the Leverage Ratio and Interest Coverage Ratio requirements set out in Section 6.6; and (ii) to the extent applicable, no Project-Level Default by theany Restricted Operating Company Subsidiary in which such additional Investment is made or to be made (as applicable) shall have occurred and be continuing or would be caused by such Investment; and (iii) no Default or Event of Default shall have occurred and be continuing or would be caused by such Investment; provided, further, that, notwithstanding the foregoing, if on the date of such Investment, a Project-Level Default by theany Restricted Operating Company Subsidiary in which such Investment is made shall have occurred and be continuing, or would be caused by such Investment, in each case as applicable, such Investment shall nonetheless be permitted to the extent such Investment (x) could be made as a Restricted Payment hereunder (such Investment deemed a Restricted Payment for purposes of this paragraph), (y) shall be funded using the proceeds of an equity investment in a Borrower or other Credit Party or Restricted Subsidiary not existing on the date hereof, or (z) is required by any guaranty or other contractual arrangement entered into prior to the existence of such Project-

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Level Default and at the time so entered into such Investment would have been permitted hereunder;

(d) demand or deposit accounts with banks or other financial institutions;

(e) Investments made after the Closing Date using proceeds of Permitted Subordinated Indebtedness owed to, or proceeds of equity contributions from, the Sponsor, the Pledgors or any of their respective Affiliates that are not Credit Parties or Restricted Subsidiaries thereof;

(f) Investments made using proceeds of Cash permitted to be distributed in accordance with Section 6.4~~;~~ or any other Investments, provided that in the case of such other Investments, Borrowers shall be in compliance with the Leverage Ratio and Interest Coverage Ratio requirements set out in Section 6.6 on a pro forma basis, after giving effect to such Investment;

(g) solely with respect to Restricted Operating Company Subsidiaries, Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(h) to the extent constituting Investments, guarantees permitted by Section 6.1 or of non-Indebtedness obligations;

(i) the purchase or other acquisition of all or any portion of the Capital Stock in or substantially all of the property of, any Person that, upon the consummation thereof, will be owned directly by a Borrower or one or more Restricted Subsidiaries that are not Restricted Operating Company Subsidiaries (including as a result of a merger or consolidation with a Restricted Subsidiary); provided that, with respect to each purchase or other acquisition made pursuant to this Section 6.5(i):

(i) the Credit Parties shall comply with the requirements of Sections 5.09 and 5.11, to the extent applicable;

(ii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall consist of Energy Projects (or related property); and

(iii) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing, and, with respect to any acquisition for an amount over $75,000,000, the US Borrower shall deliver to the Administrative Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller (or similar officer or representative) demonstrating compliance with Section 6.6 on a pro forma basis, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or

-133-	CREDIT AGREEMENT (PATTERN REVOLVER)

(b) (or the equivalent provisions of the Existing Credit Agreement if no financial information shall have yet been delivered pursuant to Section 5.1(a) or (b)) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby (any such purchase or acquisition meeting the foregoing criteria set forth in (i), (ii) and (iii) above, a “Permitted Project Acquisitions”);

(j) to the extent (if any) constituting an Investment, Hedge Agreements not prohibited by the terms of this Agreement; ~~and~~

(k) Investments consisting of intercompany Indebtedness permitted pursuant to Section 6.1.; and

(l) subject to the exceptions and requirements set forth in Section 5.11, the formation of (and Investments in) any Wholly-Owned Restricted Subsidiary hereunder.

6.6 Financial Covenants

(a) Leverage Ratio. As of June 30, 2017 and as of the last day of each Fiscal Quarter thereafter, Borrowers shall not have a Leverage Ratio that exceeds (i) 5.50:1.00.

(b) Interest Coverage Ratio. As of June 30, 2017 and as of the last day of each Fiscal Quarter thereafter, Borrowers shall not have an Interest Coverage Ratio that is less than 1.75:1.00.

(c) Certain Calculations. With respect to any period during which any repayment of Indebtedness, a Credit Extension, a Restricted Payment or an Investment pursuant to Section 6.5(c) or Section 6.5(i) is made, or during which Borrower has otherwise acquired or disposed of any Capital Stock in a Restricted Operating Company Subsidiary, a Borrower or any of its Restricted Subsidiaries has acquired or disposed of, or there is an Abandonment with respect to, any property with a value in excess of fifty million Dollars ($50,000,000) (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.6, Borrower Cash Flow shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S- X promulgated under the Securities Act and as interpreted by the staff of the SEC, which pro forma adjustments shall be certified by the chief financial officer of Borrowers (or officer or representative with similar responsibilities)) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold (or deemed historical cash flows for any such business acquired or sold prior to or during its Ramp-up Phase, which cash flows shall be annualized in accordance with the last two sentences of this Section 6.6(c)) and the consolidated financial statements of Borrowers and the Restricted Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to such Subject Transaction at the weighted average of the interest rates applicable to outstanding Loans incurred during such period). Notwithstanding the foregoing, if a Borrower or any of its Restricted Subsidiaries has acquired, disposed of, or

-134-	CREDIT AGREEMENT (PATTERN REVOLVER)

(e) Transfers of equipment or real property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;

(f) Transfers of property, or issuances of its Capital Stock, by any Restricted Subsidiary to a Borrower or to another Restricted Subsidiary that is wholly-owned, directly or indirectly, by a Borrower; and

(g) Transfers permitted by Sections 6.4 or 6.11.

6.8 Transactions with Affiliates. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to (except as required or permitted under any Project Financing Document), directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, other than those on fair and reasonable terms substantially as favorable to such Borrower or Restricted Subsidiary as would be obtainable by such Borrower or Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate thereof; provided that the foregoing restriction shall not apply to (a) the provision or receipt of administrative, cash management, legal and regulatory, engineering, accounting, marketing, insurance, operation and maintenance and other services to and from Subsidiaries of the Sponsor and the allocation of such costs of services and of overhead and corporate group costs among the Sponsor and its Subsidiaries (including insurance and any Sponsor G&A Expenses) consistent with GAAP and the Sponsor’s accounting policies generally applied, (b) transactions contemplated by the agreements listed in Schedule 6.8, (c) Restricted Payments made in accordance with the terms of this Agreement, (d) a transaction between one or more Credit Parties or Restricted Subsidiaries, (e) any issuance of Capital Stock of any Borrower or Restricted Subsidiary and (f) any issuance (or requested issuance) of a Letter of Credit on behalf of, any guarantee of Indebtedness or other ~~obligation~~obligations of, any Affiliate, or any other Investment in an Affiliate not prohibited hereunder, in each case to the extent that after giving effect to such guarantee or Letter of Credit issuance (and/or any request therefor), as the case may be, the Borrowers would immediately thereafter be in compliance with Section 6.6 on a pro forma basis).

6.9 Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business substantially different than (i) the businesses engaged in by such parties on the Closing Date (or with respect to any Restricted Subsidiary formed or acquired by a Credit Party after the Closing Date, on such date of formation or acquisition) and similar, related, incidental, ancillary or complimentary businesses (including the establishment, construction, acquisition and operation of projects substantially equivalent to the Projects or energy storage products and activities) and (ii) such other lines of business as may be consented to by Required Lenders.

6.10 Amendments of Organizational Documents; Accounting Changes. No Credit Party shall (a) amend its Organizational Document, other than amendments that do not, taken as a whole, materially, adversely affect the interest of the Administrative Agent or the Lenders or (b) make any material change in accounting policies or reporting practices, except as required by GAAP (including any early adoption of any change to GAAP).

-136-	CREDIT AGREEMENT (PATTERN REVOLVER)

6.14 No Employees. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, hire any employees or enter into any contractual or other arrangements with any Person that would require any such Credit Party or Restricted Subsidiary to be subject to or to comply with any applicable Governmental Rules concerning labor, employment, wages or worker benefits, in each case (i) in the United States or (ii) outside of the United States if, in the case of this clause (ii), such hiring or entering into any contractual or other arrangements could reasonably be expected to result in a Material Adverse Effect. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, maintain or contribute to, or have any obligation to maintain or contribute to (i) any Employee Benefit Plan or (ii) any Canadian Pension Plan or Canadian Multiemployer Pension Plan if, in the case of this clause (ii), such maintenance or contribution could reasonably be expected to result in a Material Adverse Effect.

6.15 [Reserved.]

6.16 Disqualified Stock. The Credit Parties shall not issue any Disqualified Stock, except to the extent that if constituting “Indebtedness”, Section 6.1 would permit the issuance thereof.

6.17 Project Financing Documents. No Borrower or Restricted Subsidiary shall consent to any amendment or other modification to any Project Financing Document or Transaction Document, except to the extent such amendment or other modification would not reasonably be expected to have a Material Adverse Effect.

6.18 Subsidiaries. No Credit Party shall have any Subsidiaries, other than Restricted Subsidiaries. No Credit Party shall permit any of its Restricted Operating Company Subsidiaries to have any Subsidiaries other than (i) non-operating Subsidiaries established primarily for the purpose of establishing or otherwise facilitating the structuring of Permitted Project Debt. or (ii) Subsidiaries established primarily for the purpose of establishing or otherwise facilitating the issuance of revenue bonds for the benefit of any Restricted Operating Company Subsidiary in connection with the structuring of Permitted Project Debt.

SECTION 7. GUARANTY

7.1 Guaranty of the Obligations. Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of an automatic stay under Section 362(a) of the Bankruptcy Code or any other Debtor Relief Laws) (collectively, the “Guaranteed Obligations”).

7.2 Payment by Guarantors. Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay

-138-	CREDIT AGREEMENT (PATTERN REVOLVER)

within three (3) Business Days after the date such interest becomes due; (iv) any fee or any other amount due hereunder within five (5) days after the date such fee or amount becomes due; or

(b) Cross Defaults, Cross Acceleration.

(i) Failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of Permitted Indebtedness of such Credit Party then outstanding (other than Permitted Indebtedness referred to in Section 6.1(a)), beyond the grace period, if any, provided therefor, and the aggregate outstanding interest, principal and other amounts due and payable with respect to such Permitted Indebtedness equals or exceeds one hundred million Dollars ($100,000,000); or

(ii) Failure of any Restricted Subsidiary (other than a Restricted Holding Company Subsidiary) to (A) pay when due any principal of or interest on or any other amount payable in respect of Indebtedness of such Restricted Subsidiary then outstanding beyond the grace period, if any provided therefor (a “Project Payment Default”) or (B) to observe or perform any other agreement, term or condition relating to any Indebtedness of such Restricted Subsidiary, or contained in any instrument or agreement evidencing or securing such Indebtedness, and the holder or holders of such Indebtedness shall have exercised their rights to accelerate the maturity of such Indebtedness prior to its scheduled maturity or to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity (a “Project Non-Payment Acceleration”), and, in the case of either subclause (A) or subclause (B) of this Section 8.1(b)(ii), such Restricted Subsidiary, together with any other Restricted Subsidiary (other than a Restricted Holding Company Subsidiary) that shall have incurred a Project Payment Default that is continuing or the Indebtedness of which is subject to a Project Non-Payment Acceleration or that is then the subject of an event described in Section 8.1(f) or (g), has made Restricted Payments, directly or indirectly (but without duplication of any amounts), to a Borrower in an amount equal to or greater than thirty percent (30%) of the Borrower Cash Flow. Such Borrower Cash Flow threshold is calculated using (i) the Restricted Payments of any such Restricted Subsidiary that is the subject of a Project Payment Default or event described in Section 8.1(f) or (g) or the Indebtedness of which is subject to a Project Non-Payment Acceleration during the Measurement Period most recently completed prior to the occurrence of the applicable Project Payment Default, Project Non-Payment Acceleration or event described in Section 8.1(f) or (g), as applicable and (ii) the Restricted Payments of any other such Restricted Subsidiary during the most recently completed Measurement Period; or

(iii) Any other event or condition occurs with respect to any Credit Party that ~~would permit~~permits (with or without the giving of notice, but without any further lapse of time) the holder or holders of Permitted Indebtedness (other than Permitted Indebtedness referred to in Section 6.1(a)) of such Credit Party in the aggregate outstanding interest, principal and other amounts equal or exceeding one hundred million Dollars ($100,000,000) to accelerate the maturity thereof prior to its scheduled maturity or that results in the holder or holders of such Permitted Indebtedness or any trustee or

-145-	CREDIT AGREEMENT (PATTERN REVOLVER)

agent on its or their behalf to cause such Permitted Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that this clause (iii) shall not apply to secured Permitted Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Permitted Indebtedness if such sale or transfer is permitted under the Credit Documents and under the documents providing for such Permitted Indebtedness; provided further that, for the avoidance of doubt, it shall not be a “Default” (or “Event of Default”) hereunder during the continuance of any grace period applicable to such Permitted Indebtedness.

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition applicable to such Credit Party contained in Section 2.5, Section 5.2 or Section 6 (except for Section 6.7(d)(ii)); or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be incorrect in any material respect as of the date made or deemed made; provided, however, that if the effect of any such misrepresentation or misstatement (1) has not caused a Material Adverse Effect, (2) has not caused or is not related to any other Event of Default, Default or Project Level Default, and (3) is capable of being remedied, Borrowers may remedy the effect of such misrepresentation or misstatement (and no Event of Default shall be deemed to have occurred solely as a result thereof) by delivering a written representation and warranty to Administrative Agent, in form and substance satisfactory to Administrative Agent, evidencing that the circumstances giving rise to such misrepresentation or misstatement have been corrected and by otherwise remedying in all material respects the effect of such misrepresentation or misstatement within thirty (30) days of the date that Borrowers have knowledge, or should have had knowledge, of such misrepresentation or misstatement;

(e) Other Defaults. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other provision of this Section 8.1, and such default or noncompliance shall remain unremedied (x) until thirty (30) days after the earlier of (i) the date on which an Authorized Representative of such Credit Party becomes aware of such default or noncompliance, and (ii) the date on which written notice thereof shall have been received by the Borrowers from the Administrative Agent or any Lender; provided that (A) if such failure, default or noncompliance does not involve the payment of money to any Person and is not susceptible to cure within such thirty (30) day period, (B) such Person is proceeding with diligence and good faith to cure such failure, default or noncompliance and such failure, default or noncompliance is susceptible to cure within ninety (90) days and (C) the existence of such failure has not resulted in a Material Adverse Effect, such thirty (30) day period shall be extended as may be necessary to cure such failure, default or noncompliance, such extended period not to exceed ninety (90) days in the aggregate (inclusive of the original thirty (30) day

-146-	CREDIT AGREEMENT (PATTERN REVOLVER)

(including amendments or modifications to any relevant definitions in Section 1) shall be effective if the effect thereof would:

(i) extend (i) any Revolving Commitment of such Lender or (ii) the scheduled final maturity of any Loan or Note of such Lender;

(ii) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender;

(iii) reduce the Commitment Fee Rate or the rate of interest on any Loan of such Lender (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9 or the definition of “Default Rate”) or any fee (including Letter of Credit Fee) or other payment obligations payable hereunder to such Lender; provided that any amendment or other modification of any financial covenant definition in this Agreement shall not constitute a reduction in the rate of interest for the purpose of this clause (iii); provided further, that the establishment of an alternative rate of interest pursuant to Section 2.16(a) and related amendments to effectuate such establishment ~~shall only require the consent of the Required Lenders~~may be implemented as set forth therein without any further consents;

(iv) extend the time for payment of any such interest, fees or scheduled payments in respect of Incremental Term Loans payable to a Lender under this Agreement without the written consent of the Lender to which such interest or fee is directly payable (excluding the waiver of any mandatory prepayment or the payment of any expense, cost or indemnity);

(v) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit due to such Lender;

(vi) amend the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Incremental Term Loan Lenders”, “Required 2019 Incremental Term Loan Lenders” or “Pro Rata Share” or any other provision in this Agreement affecting the ratable treatment of the repayment of principal, interest and fees or other Obligations under this Agreement; provided that, with the consent of the Required Lenders, the Required Revolving Lenders or the Required Incremental Term Loan Lenders, as applicable, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders”, “Required Revolving Lenders”, “Required Incremental Term Loan Lenders”, “Required 2019 Incremental Term Loan Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Loans are included on the Closing Date;

(vii) release or otherwise Transfer (x) all or substantially all of the Collateral (except as expressly permitted in the Credit Documents), or (y) all or substantially all of the value of the Guaranty (except as expressly permitted in the Credit Documents); and

(viii) amend this Section 10.5(b).

-162-	CREDIT AGREEMENT (PATTERN REVOLVER)

ANNEX B

(separately attached)

TABLE OF CONTENTS

Page
SECTION 1.	DEFINITIONS AND INTERPRETATION	2

1.1	Definitions	2
1.2	Accounting Terms	~~47~~51
1.3	Terms Generally	~~48~~52
1.4	Exchange Rates; Currency Equivalents	~~49~~52
1.5	Letter of Credit Amounts	~~49~~52
1.6	Calculations	~~49~~53
1.7	Limited Conditionality	~~50~~53
1.8	Alternative Currencies	~~51~~54
1.9	Divisions~~.~~	~~52~~55

SECTION 2.	LOANS AND LETTERS OF CREDIT	~~52~~55

2.1	Revolving Loans and 2019 Incremental Term Loans	~~52~~55
2.2	Swingline Loans	~~54~~57
2.3	Letters of Credit	~~56~~59
2.4	Pro Rata Shares	~~66~~70
2.5	Use of Proceeds	~~66~~70
2.6	Evidence of Debt; Lenders’ Books and Records; Notes	~~66~~70
2.7	Interest on Loans	~~67~~71
2.8	Conversion/Continuation	~~69~~73
2.9	Default Interest	~~70~~74
2.10	Fees	~~70~~74
2.11	Voluntary Prepayments/Commitment Reductions	~~71~~75
2.12	Mandatory Prepayments	~~73~~76
2.13	Application of Prepayments	~~75~~79
2.14	General Provisions Regarding Payments	~~77~~80
2.15	Ratable Sharing	~~79~~83
2.16	Making or Maintaining Eurodollar Rate Loans or CDOR Loans	~~80~~83
2.17	Increased Costs; Capital or Liquidity Adequacy	~~84~~88
2.18	Taxes; Withholding, Etc.	~~85~~89
2.19	Obligation to Mitigate	~~89~~94
2.20	Defaulting Lenders	~~90~~94
2.21	Removal or Replacement of a Lender	~~94~~98
2.22	Additional Indebtedness	~~95~~99
2.23	Extensions of Loan Terms	~~98~~102
2.24	Refinancing Facilities	~~101~~105

SECTION 3.	CONDITIONS PRECEDENT	~~104~~108

i	CREDIT AGREEMENT (PATTERN REVOLVER)

3.1	Closing Date	~~104~~108
3.2	Conditions to Each Credit Extension	~~106~~110
3.3	Conditions to Credit Extensions for CPPIB/Riverstone Acquisition and Pine 2.0 Contribution	111

SECTION 4.	REPRESENTATIONS AND WARRANTIES	~~107~~112

4.1	Organization; Requisite Power and Authority; Qualification	~~107~~112
4.2	Subsidiaries; Capital Stock and Ownership	~~108~~112
4.3	Due Authorization	~~108~~113
4.4	No Conflict	~~108~~113
4.5	Governmental Authorizations	~~109~~113
4.6	Binding Obligation	~~109~~114
4.7	Historical Financial Statements	~~110~~114
4.8	Projections	~~110~~114
4.9	Adverse Proceedings, Etc.	~~110~~115
4.10	Payment of Taxes	~~110~~115
4.11	Properties	~~110~~115
4.12	Environmental Matters	~~111~~115
4.13	No Defaults	~~111~~116
4.14	Liens	~~112~~116
4.15	Compliance with Laws	~~112~~116
4.16	Governmental Regulation	~~112~~116
4.17	Margin Stock	~~112~~117
4.18	Employee Matters	~~112~~117
4.19	Solvency	~~112~~117
4.20	Disclosure	~~112~~117
4.21	Sanctions, Patriot Act, FCPA	~~113~~117
4.22	OFAC	~~113~~118
4.23	Canadian Pension and Benefit Plans	~~113~~118

SECTION 5.	AFFIRMATIVE COVENANTS	~~114~~118

5.1	Financial Statements and Other Reports	~~114~~118
5.2	Existence	~~116~~121
5.3	Payment of Indebtedness, Taxes and Claims	~~117~~121
5.4	Maintenance of Properties and Assets	~~117~~121
5.5	Insurance	~~117~~122
5.6	Books and Records; Inspections	~~117~~122
5.7	Compliance with Laws	~~118~~122
5.8	Environmental	~~118~~122
5.9	Subsidiaries	~~118~~123
5.10	Non-Wholly Owned Subsidiaries; Other Restricted Subsidiaries	~~119~~124
5.11	Maintenance of Liens; Further Assurances	~~120~~124
5.12	Separateness	~~120~~125
5.13	Japan Guarantee	125

ii	CREDIT AGREEMENT (PATTERN REVOLVER)

SECTION 6.	NEGATIVE COVENANTS	~~120~~125

6.1	Indebtedness	~~120~~126
6.2	Liens	~~124~~129
6.3	Burdensome Agreements	~~126~~131
6.4	Restricted Payments	~~127~~132
6.5	Investments	~~127~~134
6.6	Financial Covenants	~~129~~136
6.7	Disposition of Assets	~~130~~137
6.8	Transactions with Affiliates	~~131~~137
6.9	Conduct of Business	~~132~~138
6.10	Amendments of Organizational Documents; Accounting Changes	~~132~~138
6.11	Fundamental Changes	~~132~~138
6.12	Hedge Agreements	~~133~~139
6.13	Sanctions	~~133~~139
6.14	No Employees	~~133~~139
6.15	[Reserved.]	~~133~~139
6.16	Disqualified Stock	~~133~~140
6.17	Project Financing Documents	~~133~~140
6.18	Subsidiaries	~~133~~140

SECTION 7.	GUARANTY	~~134~~140

7.1	Guaranty of the Obligations	~~134~~140
7.2	Payment by Guarantors	~~134~~140
7.3	Liability of Guarantors Absolute	~~134~~140
7.4	Waivers by Guarantors	~~136~~142
7.5	Guarantors’ Rights of Subrogation, Contribution, Etc.	~~137~~143
7.6	Subordination of Other Obligations	~~137~~144
7.7	Continuing Guaranty	~~137~~144
7.8	Authority of Guarantors or Borrowers	~~138~~144
7.9	Financial Condition of Borrowers	~~138~~144
7.10	Bankruptcy, Etc.	~~138~~144
7.11	Guarantors, Defined; Discharge of Guaranty	~~139~~145

SECTION 8.	EVENTS OF DEFAULT	~~140~~146

8.1	Events of Default	~~140~~146
8.2	Right to Cure	~~144~~151

SECTION 9.	AGENTS	~~145~~151

9.1	Appointment of Agents	~~145~~151
9.2	Powers and Duties	~~146~~152
9.3	General Immunity	~~146~~153
9.4	Agents Entitled to Act as Lender	~~148~~154

iii	CREDIT AGREEMENT (PATTERN REVOLVER)

9.5	Lenders’ Representations, Warranties and Acknowledgment	~~148~~154
9.6	Resignation of Administrative Agent	~~148~~155
9.7	Collateral Documents and Guaranty	~~150~~156
9.8	No Other Duties, Etc.	~~151~~157
9.9	Secured Hedging Obligations	~~151~~158

SECTION 10.	MISCELLANEOUS	~~152~~158

10.1	Notices	~~152~~158
10.2	Expenses	~~153~~160
10.3	Indemnity	~~154~~160
10.4	Set-Off	~~156~~162
10.5	Amendments and Waivers	~~156~~163
10.6	Successors and Assigns; Participations; Sale and Transfer Limitations	~~159~~165
10.7	Independence of Covenants	~~163~~169
10.8	Survival of Representations, Warranties and Agreements	~~163~~170
10.9	No Waiver; Remedies Cumulative	~~163~~170
10.10	Marshalling; Payments Set Aside	~~164~~171
10.11	Severability	~~165~~171
10.12	Obligations Several; Independent Nature of Lenders’ Rights	~~165~~171
10.13	No Advisory or Fiduciary Responsibility	~~165~~171
10.14	Headings	~~166~~172
10.15	APPLICABLE LAW	~~166~~172
10.16	CONSENT TO JURISDICTION	~~166~~172
10.17	WAIVER OF JURY TRIAL	~~166~~173
10.18	Usury Savings Clause	~~167~~174
10.19	Counterparts	~~168~~174
10.20	Effectiveness	~~168~~174
10.21	Patriot Act	~~168~~175
10.22	Canadian AML Legislation	~~168~~175
10.23	Electronic Execution of Assignments	~~169~~175
10.24	Judgment Currency	~~169~~175
10.25	ENTIRE AGREEMENT	~~170~~176
10.26	No Recourse to Sponsor, New Holdco or Pledgors	~~170~~176
10.27	Disclaimer	~~170~~176
10.28	Treatment of Certain Information; Confidentiality	~~170~~177
10.29	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~171~~178
10.30	Amendment and Restatement.	~~172~~178
10.31	Keepwell	~~172~~179
10.32	Acknowledgement Regarding Any Supported QFCs	~~173~~179

iv	CREDIT AGREEMENT (PATTERN REVOLVER)

APPENDICES:	A	Revolving Commitments and 2019 Incremental Term Loan Commitments
	B	Notice Addresses

SCHEDULES:	1.1(a)	Existing Letters of Credit
	1.1(b)	~~Closing Date Management~~[Reserved]
	1.1(c)	Projects
	1.1(d)	Project PPAs
	2.1(a)(i)	Existing Closing Date Loans
	3.1(e)	UCC or PPSA Financing Statements To Be Terminated
	4.1	Jurisdictions of Organization
	4.2	Subsidiaries; Capital Stock and Ownership
	4.8	Base Case Model
	5.12	Separateness
	6.1(d)	Form of Subordination Agreement
	6.3	Burdensome Agreements
	6.8	Affiliate Transactions

EXHIBITS:	A-1	Borrowing Notice And Certificate
	A-2	Conversion/Continuation Notice
	A-3	Notice of LC Activity and Certificate
	B-1	US Dollar Denominated Revolving Loan Note
	B-2	Canadian Dollar Denominated Revolving Loan Note
	B-3	US Dollar Denominated Term Loan Note
	C-1	Closing Date Certificate
	C-2	Compliance Certificate
	D-1	Opinion of Davis Polk & Wardwell LLP
	D-2	Opinion of Blake, Cassels & Graydon LLP
	D-3	Opinion of McInnes Cooper LLP
	D-4	Opinion of Morris, Nichols, Arsht & Tunnell LLP
	E	Assignment and Assumption Agreement
	F1-F-4	US Tax Compliance Certificates
	G	Solvency Certificate
	H	Counterpart Agreement
	I-1	US Pledge and Security Agreement
	I-2	US Pledge Agreement
	I-3	Canada Pledge and Security Agreement
	I-4	Canada Pledge Agreement
K Subsidiaries

v	CREDIT AGREEMENT (PATTERN REVOLVER)

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Rate 2019 Incremental Term Loans	Applicable Margin for Base Rate 2019 Incremental Term Loans
1	< 3.50:1.00	1.175%	0.175%
2	≥ 3.50:1.00 but < 4.50:1.00	1.300%	0.300%
3	≥ 4.50:1.00	1.425%	0.425%

Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(c); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with Section 5.1(c) or (ii) while any Event of Default exists, then in each case, upon the request of the Required Revolving Lenders or Required 2019 Incremental Term Loan Lenders, as applicable, with notice to the Borrowers from the Administrative Agent, Pricing Level 3 of the Applicable Margin for Revolving Loans shall apply in respect of clause (x), and Pricing Level 3 of the Applicable Margin for 2019 Incremental Term Loans shall apply in respect of clause (y), above (in the case of clause (i), as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered, and such Pricing Level shall remain in effect until the date on which such Compliance Certificate is delivered).

For purposes of the foregoing, the Leverage Ratio shall be determined as of the end of each Fiscal Quarter based upon the Borrowers’ financial statements delivered pursuant to Section 5.1(a) or (b) (as applicable, after giving effect to any pro forma adjustments to the financial statements necessary to eliminate the assets or liabilities of New US Finco or its Subsidiaries (other than the assets and liabilities of the Borrowers and/or their respective Subsidiaries)), or, until such financial statements have been delivered hereunder, based upon the Borrowers’ financial statements delivered pursuant to Section 5.1(a) or (b) (as applicable) of the Existing Credit Agreement. The calculation of Leverage Ratio shall be subject in all respects to Section 1.6.

For the avoidance of doubt, (i) on the Closing Date, the Pricing Level for Revolving Loans shall be Pricing Level 1 and (ii) on the 2019 Incremental Amendment Closing Date, the Pricing Level for 2019 Incremental Term Loans shall be Pricing Level 2.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), or other Transfer, of all or any part of Borrowers’ or the Restricted Subsidiaries’ assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Capital Stock of any of the Restricted Subsidiaries, other than sales, leases, sub-leases, sale and leasebacks, Transfers and other transactions permitted by or otherwise provided for in Section 6.7, but in the case of Transfers made pursuant to

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proposed to be issued by the Borrower displayed and identified as such on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service at approximately 10:00 a.m. (Toronto time) on that day or, if that day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. (Toronto time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if those rates do not appear on that CDOR Page, then the CDOR Rate shall be the discount rate (expressed as a rate per annum on the basis of a year of 365 day) applicable to those Canadian Dollar bankers’ acceptances in a comparable amount to the Bankers’ Acceptances proposed to be issued by the Borrower quoted by the Administrative Agent as of 10:00 a.m. (Toronto time) on that day or, if that day is not a Business Day, then on the immediately preceding Business Day; and further provided that if any such rate is below zero, the CDOR Rate will be deemed to be zero. Each determination of the CDOR Rate by the Administrative Agent shall be conclusive and binding, absent manifest error.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change in Law” means the becoming effective, after the date of this Agreement, of any of the following: (a) any Governmental Rule, (b) any change in any Governmental Rule or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) at any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to beneficially own, either directly or indirectly (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the Amendment No. 3 Effective Date), Capital Stock representing more than 50% of the total voting power of all of the outstanding voting Capital Stock of New Holdco; or

(b) at any time on or after the consummation of a Qualifying IPO, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Amendment No. 3 Effective Date), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Amendment No. 3 Effective Date), but excluding (i) any Employee Benefit Plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) any underwriter in connection with any Qualifying IPO, of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting Capital Stock of New Holdco and (y) the percentage of the total voting power of all of the outstanding voting Capital Stock of New

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Holdco collectively owned, directly or indirectly, beneficially by the Permitted Holders; or

~~(a) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of any Borrower or its Restricted Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than PEG LP or PEG LP II, acquires or otherwise obtains Control, directly or indirectly, of at least 35% of the equity securities of Sponsor entitled to vote for members of the board of directors or equivalent governing body of Sponsor on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right); or~~

~~(b) PEG LP or PEG LP II, holds, acquires or otherwise obtains Control, directly or indirectly, of greater than 40% of the equity securities of Sponsor entitled to vote for members of the board of directors or equivalent governing body of Sponsor on a fully-diluted basis (and taking into account all such securities that Pattern Development has the right to acquire pursuant to any option right), at a time when none of (together or individually) (i) Riverstone, by itself or through funds managed by it, (ii) direct investors in PEG LP II that are otherwise investors in Riverstone or its affiliated funds, (iii) investors (other than the investors set forth in clause (ii) of this definition) in PEG LP II on the Closing Date or (iv) Management, Control PEG LP or PEG LP II (as applicable); or~~

~~(c) Sponsor shall cease to, directly or indirectly, own and Control legally and beneficially all of the equity interests in the Pledgors; or~~

~~(d)~~ (c) the Pledgors shall cease to directly own and Control legally and beneficially all of the ~~equity interests in~~Capital Stock issued by the US Borrower or the Canada Borrower, as applicable (other than in connection with any transaction whereby any such Pledgor shall be dissolved or merged with or into ~~the Sponsor~~New Holdco (or a Wholly-Owned Subsidiary thereof) as the surviving entity; provided that, in each such case, ~~the Sponsor~~New Holdco or such Wholly-Owned Subsidiary (as applicable) shall have acceded to Pledgors’ role(s) and shall have expressly and unconditionally assumed Pledgors’ obligations under the Credit Documents).

Notwithstanding the foregoing, a Change of Control shall be deemed not to have occurred (1) pursuant to clause (a) or clause (b) above at any time (A) if the Permitted Holders have, at such time, directly or indirectly, the right or the ability, by voting power, contract or otherwise, to elect or designate for election, or cause to be elected or designated for election, at least a majority of the board of directors (or equivalent body) of New Holdco or (B) as a result of a disposition of Capital Stock by CPPIB, where the purpose of such disposition is to enable CPPIB to comply with s.13 of the Canada Pension Plan Investment Board Regulations (SOR/99-190) (as amended, restated or supplemented from time to time); provided, that after giving effect to such disposition, CPPIB shall continue to have, directly or indirectly, the right or the ability, by contract or otherwise, to cause to be elected or designated for election board of directors (or equivalent body) of New Holdco represented by such Capital Stock or (2) for the avoidance of doubt, pursuant to clause (c), in the case of a Pledgor Substitution, so long as Canada Borrower remains a Wholly-Owned Subsidiary of PEGI (or New Holdco, as the case may be).

Notwithstanding the preceding clauses or any provision of Section 13d-3 of the Exchange Act as in effect on the Amendment No. 3 Effective Date, (i) a Person or group shall be deemed not to beneficially own Capital Stock subject to a stock or asset purchase agreement, merger

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agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Capital Stock of New Holdco owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred so long as one or more Permitted Holders hold in excess of 50% of the issued and outstanding Capital Stock owned, directly or indirectly, by such group and (iii) a Person or group will not be deemed to beneficially own the Capital Stock of another Person as a result of its ownership of the Capital Stock or other securities of such other Person’s parent entity (or related contractual rights) unless (A) it owns 50% or more of the total voting power of the Capital Stock entitled to vote for the election of directors or board of managers of such parent entity and (B) such directors or managers elected by the Person or group have a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

“Class” means (i) with respect to Revolving Lenders, Revolving Lenders with Revolving Commitments and Revolving Loans that expire on the same maturity date, (ii) with respect to Incremental Term Loan Lenders, Incremental Term Loan Lenders with Incremental Term Loan Commitments and Incremental Term Loans that expire on the same maturity date,

(iii) with respect to the Lenders under any Extended Facility, Lenders with (x) Extended Revolving Commitments and Extended Revolving Loans that expire on the same maturity date or (y) Extended Incremental Term Loan Commitments and Extended Incremental Loans that expire on the same maturity date, (iv) with respect to Refinancing Lenders, Refinancing Lenders with Refinancing Loans that expire on the same maturity date, (v) with respect to Revolving Commitments and Revolving Loans, respectively, Revolving Commitments and Revolving Loans (as applicable) that mature on the same maturity date, (vi) with respect to Incremental Term Loan Commitments and Incremental Term Loans, respectively, Incremental Term Loan Commitments and Incremental Term Loans (as applicable) that mature on the same maturity date, (vii) with respect to Extended Revolving Commitments and Extended Revolving Loans, respectively, Extended Revolving Commitments and Extended Revolving Loans (as applicable) that mature on the same maturity date, (viii) with respect to Extended Incremental Term Loan Commitments and Extended Incremental Term Loans, respectively, Extended Incremental Term Loan Commitments and Extended Incremental Term Loans (as applicable) that mature on the same maturity date and (ix) with respect to Refinancing Loans, Refinancing Loans that mature on the same maturity date.

“Closing Date” means the date on which the Revolving Commitments become available, which date shall be November 21, 2017.

“Closing Date Certificate” means a Closing Date Certificate executed and delivered by an Authorized Representative of Borrowers substantially in the form of Exhibit C-1.

“Collateral” means, collectively, all of the personal and mixed property (including Capital Stock) of the Credit Parties in which Liens are granted pursuant to the Collateral Documents as security for the Obligations.

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“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge Agreements, Control Agreements and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Commitment” means a Revolving Commitment, an Increased Commitment, an Extended Commitment or an Incremental Term Loan Commitment, as the context may require.

“Commitment Fee Rate” means the percentage per annum determined by reference to the Leverage Ratio in effect from time to time as set forth below.

Commitment Fee Level	Leverage Ratio	Commitment Fee Rate
1	< 3.50:1.00	0.30%
2	≥ 3.50:1.00 but < 4.50:1.00	0.40%
3	≥ 4.50:1.00	0.50%

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(c); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with Section 5.1(c) or (ii) while any Event of Default exists, then in each case, upon the request of the Required Revolving Lenders with notice to the Borrowers from the Administrative Agent, Commitment Fee Level 3 shall apply (in the case of clause (i), as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered, and such Commitment Fee Level shall remain in effect until the date on which such Compliance Certificate is delivered).

For purposes of the foregoing, the Leverage Ratio shall be determined as of the end of each Fiscal Quarter based upon the Borrowers’ financial statements delivered pursuant to Section 5.1(a) or (b) (as applicable, after giving effect to any pro forma adjustments to the financial statements necessary to eliminate the assets or liabilities of New US Finco or its Subsidiaries (other than the assets and liabilities of the Borrowers and/or their respective Subsidiaries)), or, until such financial statements have been delivered hereunder, based upon the Borrowers’ financial statements delivered pursuant to Section 5.1(a) or (b) (as applicable) of the Existing Credit Agreement. The calculation of Leverage Ratio shall be subject in all respects to Section 1.6.

For the avoidance of doubt, on the Closing Date, the Commitment Fee Level shall be Commitment Fee Level 1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

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“Compliance Certificate” means a Compliance Certificate executed and delivered by an Authorized Representative of Borrowers substantially in the form of Exhibit C-2, with such amendments or modifications as may be approved by Administrative Agent and Borrowers.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means, as the context may require, a Conversion/Continuation Notice substantially in the form of Exhibit A-2-A or Exhibit A-2-B.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Restricted Subsidiary of a Borrower pursuant to Section 5.9.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Covered Parties” as defined in Section 10.28.

“CPPIB ” means the Canada Pension Plan Investment Board (or any of its Affiliates) and the funds, partnerships, investment vehicles or other co-investment vehicles or other entities managed, advised or controlled, directly or indirectly, by voting power, contract or otherwise, by the Canada Pension Plan Investment Board or any of its Affiliates (but in any event, excluding any portfolio company of the foregoing).

“CPPIB/Riverstone Acquisition” means the initial (direct or indirect) acquisition by Permitted Holders of greater than 50% of the outstanding Capital Stock of PEGI.

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an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course; provided such Person extends credit on a revolving basis as one of its businesses, (c) any other lender approved in writing by the Borrowers or (d) (i) with respect to Assignments executed in accordance with section 10.6(c), at any time when an Event of Default pursuant to Sections 8.1(a) has occurred and is continuing, or (ii) with respect to Participations executed in accordance with section 10.6(f), at any time when an Event of Default pursuant to Sections 8.1(a), (f) or (g) has occurred and is continuing, any bank, trust company or other financial institution; provided, further, that no natural person, Defaulting Lender, Borrower, Pledgor, ~~Sponsor~~New Holdco nor any Affiliate of Borrowers shall be an Eligible Assignee (including a participant) of Loans.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is sponsored, maintained or contributed to by, or required to be contributed to by, Borrowers or any of their Subsidiaries.

“Energy Project” means a wind, natural gas, solar (including distributed residential, commercial and industrial), transmission, energy storage or other similar power asset or project.

“Engagement Letter” means that certain Senior Secured Credit Facility Engagement Letter by and among the Borrowers and Royal Bank dated as of October 7, 2014.

“Environmental Claim” means any notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive by or before any Governmental Authority or in written form by any other Person arising (a) pursuant to or in connection with any actual or alleged violation of or failure to comply with any Environmental Law; (b) in connection with any Release or threatened Release of, or exposure to, Hazardous Material; (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources, wildlife or the environment; or (d) otherwise in connection with any Environmental Liability.

“Environmental Laws” means any and all current or future foreign or domestic, federal, regional, provincial, state or local (or any subdivision of either of them) Governmental Rules relating to (a) environmental matters, including those relating to pollution or any Release or threatened Release of Hazardous Materials; (b) the generation, use, storage, transportation, treatment, processing, removal, remediation or disposal of, or exposure to, Hazardous Materials; or (c) the protection of natural resources, wildlife or the environment, in any manner applicable to Borrowers or any of their Subsidiaries or any Project.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of Borrowers or any of their Subsidiaries directly or indirectly resulting from or based upon (a) any violation of or failure to comply with any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the Release or threatened Release of any Hazardous Materials; (e) any actual or alleged damage, injury, threat or harm to natural resources, wildlife or the environment or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upwards, if necessary, to a whole multiple of 1/100 of one percent (0.01%)) charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means that certain Senior Secured Credit Facility Fee Letter by and among the Borrowers and Royal Bank dated as of October 7, 2014.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that no other Liens, except Permitted Liens or except to the extent provided by Governmental Rules (other than common law), are senior in right of payment or priority to such Liens.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Borrowers and their respective Restricted Subsidiaries, which as of the Closing Date ends on December 31 of each calendar year. Borrowers and their respective Restricted Subsidiaries may change any Fiscal Year at any time; provided that they furnish annual financial statements pursuant to Section 5.1(b) at least one time per twelve (12) month period and, in the initial annual financial statements delivered in the year following the change in Fiscal Year, reconciliation statements provided for in Section 5.1(d).

“Fitch” means Fitch Investor’s Service, Inc. and any successor thereto.

“Foreign Subsidiary” means a Subsidiary of a Borrower that is neither a Canadian Subsidiary nor a US Subsidiary.

“Fronting Exposure” means (a) with respect to any LC Issuing Bank, the Defaulting Lender’s Pro Rata Share of all L/C Obligations with respect to any Letters of Credit issued by such LC Issuing Bank (except in such cases where the LC Issuing Bank or an Affiliate of such LC Issuing Bank is also a Defaulting Lender with respect to Letters of Credit it issues hereunder) other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and

(b) with respect to the Swingline Lender, the Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans made by the Swingline Lender, other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“FSHCO” means any Subsidiary, in the good faith determination of ~~the Sponsor~~New Holdco, substantially all of the assets of which constitute the equity or indebtedness of CFCs (or other FSHCOs).

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petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature prohibited, limited or regulated by any Governmental Authority due to their actual or potential adverse impact to the indoor or outdoor environment.

“Hedge Agreements” means all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the Governmental Rules applicable to any Lender which are presently in effect or, to the extent allowed by Governmental Rules, under such applicable Governmental Rules which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Governmental Rules now allow.

“Historical Financial Statements” means as of the Closing Date, and to the extent available (a) the audited financial statements of ~~Sponsor~~PEGI for the Fiscal Years 2015 and 2016, the Borrowers, for the Fiscal Years 2015 and 2016, in each case consisting of balance sheet and the related statements of income, stockholders’ equity and cash flows for such Fiscal Years and (b) the unaudited financial statements of the ~~Sponsor~~PEGI and the Borrowers, as at the most recently ended Fiscal Quarter ending after the date of the most recent financial statements referenced in clause (a) hereof and more than forty-five (45) days prior to the Closing Date, consisting of a balance sheet and the related statements of income, stockholders’ equity and cash flows for the three-(3), six-(6) or nine-(9) month period, as applicable, ending on such date.

“Honor Date” as defined in Section 2.3(c)(i).

“Increased Amount Date” as defined in Section 2.22(a).

“Increased Commitments” as defined in Section 2.22(a).

“Increased Commitment Lender” as defined in Section 2.22(b).

“Increased-Cost Lender” as defined in Section 2.21.

“Incremental Amendment” means an amendment to this Agreement, executed by the Borrower and each Incremental Term Loan Lender or Increased Commitment Lender (as applicable) providing Incremental Term Loan Commitments or Increased Commitments (as applicable), and the Administrative Agent. The term “Incremental Amendment” shall include the 2019 Incremental Amendment.

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business, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrowers or any of their Restricted Subsidiaries to any other Person (other than Borrowers or any Restricted Subsidiary), including Permitted Project Acquisitions and all Indebtedness and accounts receivable from that other Person but only to the extent that the same are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investors ” means (a) CPPIB, (b) Riverstone and (c) other investors identified to the Administrative Agent in writing (prior to the Amendment No. 3 Effective Date) that, directly or indirectly, beneficially own Capital Stock in New Holdco (or a Parent Company thereof).

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“ITA” means the Income Tax Act (Canada), as amended from time to time and any successor thereto.

“Japanese Subsidiary” means a Subsidiary of a Borrower organized under the laws of the Governmental Rules of Japan.

“Joint Bookrunners” means Royal Bank Of Canada, Acting Through Its New York Branch, Bank of Montreal, Chicago Branch, Morgan Stanley Senior Funding, Inc., Citibank, N.A., Bank of America, N.A., Keybank National Association, MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, Société Générale, Goldman Sachs Bank USA and Wells Fargo Securities, LLC.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in partnership or other legal form.

“Judgment Currency” as defined in Section 10.24.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Revolving Commitment hereunder at such time.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. L/C Advances shall be denominated in Dollars or Canadian Dollars (as applicable).

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a

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“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Revolving Commitment Termination Date.

“Letter of Credit Fees” as defined in Section 2.10(b)(ii).

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Borrower Debt as of such date of determination (and giving effect to any Credit Extension to Borrowers on such date) to (b) Borrower Cash Flow for the Measurement Period ending immediately prior to such date of determination.

“Lien” means any lien, mortgage, pledge, collateral assignment, security interest, hypothec, debenture, statutory deemed trust, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Limited Conditionality Transaction” means any acquisition or Investment not prohibited hereunder by a Borrower or any Restricted Subsidiary of any assets, business or Person that such Borrower or Restricted Subsidiary is contractually committed (in the good faith determination of the Borrowers) to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement).

“Limited Recourse Collateral” as defined in Section 7.11(a).

“Loans” means the loans made by (i) the Revolving Lenders to any Borrower pursuant to this Agreement and any Incremental Amendment in the form of a Revolving Loan, (ii) the Swingline Lender to any Borrower pursuant to this Agreement in the form of a Swingline Loan and (iii) the Incremental Term Loan Lenders to any Borrower pursuant to this Agreement and any Incremental Amendment in the form of an Incremental Term Loan.

~~“Management” means (a) as of the Closing Date, the individuals who are listed on Schedule 1.1(b) together with their titles and roles, or (b) after the Closing Date, at least 4 of such individuals; provided that, at all times, the roles listed on Schedule 1.1(b) are filled with qualified individuals employed or engaged in the ordinary course of business.~~

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to fully and timely perform their respective Obligations, or (c) the material rights, remedies, benefits and the enforceability and priority of security available to, or conferred upon, the Secured Parties under the Credit Documents.

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incurred or invoiced at such time, Borrowers may deduct its good faith estimate thereof to the extent subsequently paid.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds received by Borrowers or any Restricted Holding Company Subsidiary (i) under any insurance policy (to the extent constituting compensation for the loss of assets or property associated with the Projects) occurring after the Closing Date (but excluding any such amounts used for restoration or repair and excluding any such payments or proceeds received from business interruption insurance) or (ii) as a result of the taking of any assets of Borrowers or the Restricted Holding Company Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking (but excluding any such amounts used for restoration or repair and any such payments or proceeds received from business interruption insurance), minus (b) (i) any actual and reasonable costs incurred by Borrowers or the Restricted Holding Company Subsidiaries in connection with the adjustment or settlement of any claims of Borrowers or such Restricted Subsidiary in respect thereof, (ii) any reasonable costs, fees, commissions, premiums and expenses incurred in connection with any adjustment or settlement or any such sale as referred to in clause (a)(ii) of this definition, including taxes payable as a result of any gain recognized in connection therewith and any actual, reasonable and documented out-of-pocket fees and expenses (including legal fees, fees to advisors and severance costs that are due to Persons other than Borrowers and the Restricted Holding Company Subsidiaries and their respective Affiliates in connection with such event, and (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest, to the extent such Indebtedness is required to be repaid as a result of a loss of assets or property or a taking of assets referred to in clause (a)(i) or (a)(ii) of this definition, breakage cost or other amounts payable on any Indebtedness that is secured by a Lien; provided that if any costs, fees or expenses that may be deducted under this clause (ii) have not been incurred or invoiced at the time of any determination of Net Insurance/Condemnation Proceeds, Borrowers may deduct its good faith estimate thereof to the extent actually subsequently so paid.

“New Holdco” means the applicable entity designated by the Borrowers prior to the consummation of the CPPIB/Riverstone Acquisition as “New Holdco”, which immediately following the consummation of the CPPIB/Riverstone Acquisition, shall be (i) the direct or indirect holder of all common equity interests issued by each of the Borrowers (disregarding, for this purpose, the existence of any preferred equity interests issued by any parent entity of the Borrowers to Pattern Energy Group Inc.) and (ii) greater than 50% of the Capital Stock of which shall be held by Permitted Holders; provided that if the Pine 2.0 Contribution shall not have occurred as of the consummation of the CPPIB/Riverstone Acquisition, such designation shall be permitted to be made on two occasions, the first prior to the CPPIB/Riverstone Acquisition (and may be a designation of PEGI as New Holdco) and the second prior to the consummation of the Pine 2.0 Contribution.

“New Restricted Holding Company Subsidiaries” means each Restricted Holding Company Subsidiary identified as such in Exhibit K.

“New US Finco” means a holding company designated by the Borrowers to the Administrative Agent as the financial statements reporting company for purposes of this

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Agreement.

“Non-Consenting Lender” as defined in Section 2.21.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” as defined in Section 2.21.

“Non-Extension Notice Date” as defined in Section 2.3(b)(iv).

“Non-Recourse Parties” as defined in Section 10.26.

“Non-Refinanced Commitments” as defined in Section 2.24.

“Non-Refinanced Loans” as defined in Section 2.24.

“Non-US Agent” means each Agent that is not a US Person.

“Non-US Lender” means each Lender and each LC Issuing Bank that is not a US Person.

“Non-Wholly Owned Subsidiary” means any Subsidiary that is not a Wholly-Owned Subsidiary.

“Note” means a Revolving Loan Note or a US Dollar Denominated Term Loan Note.

“Notice” means a Borrowing Notice And Certificate, a Notice of LC Activity and Certificate, or a Conversion/Continuation Notice.

“Notice of LC Activity and Certificate” means a notice substantially in the form of Exhibit A-3.

“Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them, the Swingline Lender and the LC Issuing Banks under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, and payments for fees (including fees related to unused Revolving Commitments and issued but undrawn Letters of Credit), expenses, indemnification or otherwise. Solely for purposes of the collateral and guarantee provisions of this Agreement and the other Credit Documents, “Obligations” shall also include Secured Hedging Obligations (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party).

“Obligee Guarantor” as defined in Section 7.6.

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“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation, organization or amalgamation, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and (e) with respect to any unlimited company, its memorandum of association, as amended, and its articles of association, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Beneficiary, Taxes imposed as a result of a present or former connection between such Beneficiary and the jurisdiction imposing such Tax (other than connections arising from such Beneficiary having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by Administrative Agent or the LC Issuing Banks, in accordance with banking industry rules on interbank compensation.

“Panhandle B Member 2 Pledge Agreement” means that certain Pledge Agreement, dated as of December 20, 2013, by and among Panhandle B Member 2 LLC, a Delaware limited liability company, Pattern Panhandle Wind 2 LLC, a Delaware limited liability company, and Morgan Stanley Capital Group Inc.

“Pattern Development Revolving Facility” means the uncommitted revolving credit facility among Pattern Energy Group Holdings 2 LP, certain affiliates of Riverstone and Goldman Sachs Bank USA, dated as of April 11, 2019 (as amended or otherwise modified from time to time).

“Parent Company” means any other Person or group of Persons that are Affiliates of New Holdco, of which New Holdco is a direct or indirect Subsidiary.

“Participant Register” as defined in Section 10.6(f).

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“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

~~“PEG LP” means Pattern Energy Group, LP, a Delaware limited partnership (and any successor thereof).~~

“Pine 2.0 Contribution” means the consummation in material respects of the “Contribution and Exchange Agreement” transaction generally described in that certain Form 8- K filed by PEGI dated November 3, 2019, and generally describing the CPPIB/Riverstone Acquisition transaction.

“~~PEG LP II~~PEGI” means Pattern Energy Group ~~Holdings 2 LP, a Delaware limited partnership (~~Inc. and any successor ~~thereof).~~entity or transferee (including by way of purchase, merger, consolidation, reorganization or otherwise, in each case, to the extent that any such successor or transferee succeeds to all, or substantially all, of such Person’s business) and permitted assigns; provided that notwithstanding anything to the contrary in this agreement, from and after the consummation of the CPPIB/Riverstone Acquisition, references herein to PEGI as the common parent entity of the Borrowers and the Pledgors shall instead be deemed references to New Holdco (unless the context shall otherwise require).

“Pension Plan” means any employee benefit plan (including a Multiple Employer Plan, but not including a Multiemployer Plan) which is subject to Title IV of ERISA, Section 412 of the Internal Revenue Code or Section 302 of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

“Permitted Holders” means (a) the Investors and (b) any partnerships, investment vehicles or other co-investment vehicles or other entities managed or controlled, directly or indirectly, by voting power, contract or otherwise, by any members of management of PEGI (or any Affiliate of PEGI).

“Permitted Indebtedness” as defined in Section 6.1.

“Permitted Investments” means investments in Cash and Cash Equivalents. “Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Minority Investment” means any Investment permitted pursuant to the terms of Section 6.5 pursuant to which a Borrower or Restricted Subsidiary acquires less than the total amount of Capital Stock or other ownership interests in any Person and after giving effect such Investment, such Person is not a “Subsidiary” of such Borrower or Restricted Subsidiary.

“Permitted Minority Investment Company” means a Person in which a Borrower or Restricted Subsidiary has made a Permitted Minority Investment.

“Permitted Minority Investment Project” means an Energy Project owned by a Permitted Minority Investment Company.

“Permitted Project Acquisitions” as defined in Section 6.5(i).

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“Permitted Project Debt” means (a) all Indebtedness incurred, or permitted to be incurred, by any Restricted Operating Company Subsidiary or any other Restricted Subsidiary or any Borrower (but, in the case of a Borrower (except as otherwise permitted by Section 6.1(e)) or a Restricted Subsidiary that is not (x) a Restricted Operating Company Subsidiary or (y) the general partner of a Restricted Operating Company Subsidiary that was created for the purpose of being such Restricted Operating Company Subsidiary’s general partner, the recourse of such Indebtedness against assets of such Borrower or such Restricted Subsidiary shall be limited solely to any pledge by such Borrower or such Restricted Subsidiary of (i) Capital Stock (including tax equity interests) in a Restricted Operating Company Subsidiary (or other Restricted Subsidiary that is (A) solely in the case of such pledging Restricted Subsidiary, a direct or indirect parent company or (B) in the case of such Borrower or such pledging Restricted Subsidiary, the general partner of such Restricted Operating Company Subsidiary) or Permitted Minority Investment Company (or the general partner of such Permitted Minority Investment Company), and any proceeds thereof, or (ii) intercompany debt) pursuant to a Project Financing Document, (b) the incurrence or issuance, as applicable, by any Restricted Subsidiary or Restricted Subsidiaries of Indebtedness or Disqualified Stock (which may include the incurrence by the Borrower of such Indebtedness, so long as the recourse of such Indebtedness against assets of the Borrower is limited to a pledge of Capital Stock (including tax equity interests) or intercompany debt, in each case with respect to the applicable Restricted Subsidiaries or Permitted Minority Investment Companies) to finance a dividend, distribution, return of capital or loan to, Investment in or acquisition or ownership of, a Borrower or any Restricted Subsidiary (or Person that upon completion of an acquisition (including by division), will become a Restricted Subsidiary); provided that such amounts are not used (at the time of the establishment of such Indebtedness, the making of such dividend, distribution, return of capital, loan, Investment or Acquisition) to make Restricted Payments or an extension of credit (in the form of Permitted Subordinated Indebtedness or otherwise) to ~~the Sponsor~~New Holdco or a Pledgor, and (c) Permitted Refinancings of Permitted Project Debt set forth in clauses (a) and (b) of this definition.

“Permitted Project Liens” means the Liens securing the Permitted Project Debt and any other Liens permitted under the Project Financing Documents, including the Panhandle B Member 2 Pledge Agreement.

“Permitted Refinancing” means, with respect to any Person, any refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person in whole or in part; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, replaced, renewed or extended except by an amount equal to the sum of any reasonable and customary transaction costs and fees and any premium on the Indebtedness required to be paid in connection with such refinancing, replacement, renewal or extension unless the increase in the principal amount of such Indebtedness is permitted under Section 6.1; provided that, such refinancing shall not exceed one hundred percent (100%) of the Indebtedness so refinanced, plus any applicable premiums, transaction costs, expenses, fees and interest, plus other amounts to the extent independently permitted to be incurred pursuant to exceptions to Section 6.1 (which shall count as usage thereof), (b) the maturity date for such refinancing, replacement, renewal or extension must not be set at a date that, in the good faith judgment of the Borrowers, would impair the ability of the Borrowers to repay the Loans based on updated pro forma projections

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prepared by the Borrowers and supplied to the Administrative Agent, (c) such refinancing, replacement, renewal or extension is incurred solely by the Person(s) who is an obligor under the Indebtedness being refinanced, replaced, refunded, renewed or extended and no other Person is an obligor thereunder, and (d) following such refinancing, replacement, renewal or extension of any Indebtedness, the terms of such refinanced, replaced, renewed or extended Indebtedness shall not preclude the Lenders from foreclosing or otherwise exercising remedies pursuant to the Credit Documents, except with respect to any preclusion that existed prior to the effectiveness of such refinanced, replaced, renewed or extended Indebtedness.

“Permitted Subordinated Indebtedness” means all unsecured Indebtedness of Borrowers or the Restricted Subsidiaries (a) that is incurred pursuant to Section 6.1(d) and subordinated pursuant to the Subordination Agreement (or another subordination agreement reasonably acceptable to the Administrative Agent), (b) the maturity date of which shall be later by at least ninety (90) days than the Latest Maturity Date (as determined on the date of incurrence of such intercompany Indebtedness), (c) that has no rights of acceleration at any time prior to the earlier of (x) such Latest Maturity Date (in effect at such time of issuance) and (y) the termination of the Revolving Commitments or the acceleration of the Obligations in accordance with Section 8.1 (in which case the payment priority set forth in Section 4(a) of the Subordination Agreement shall apply), (d) that shall at all times be held by Sponsor, New Holdco (or a Parent Company or Subsidiary thereof), a Pledgor, a Borrower or a Restricted Subsidiary, as the case may be, and (e) that subject to the first proviso to Section 6.1(d), to the extent owed to any Pledgor, Borrower or Restricted Subsidiary that is a party to a Pledge Agreement, are pledged to the Collateral Agent (for the benefit of the Secured Parties) in accordance with the applicable Pledge Agreement (but subject to any limitations and exclusions contained therein).

“Permitted Swingline Use” means any legally permissible use by the Borrowers and their Restricted Subsidiaries (including to make Restricted Payments in accordance with this Agreement).

“Permitted Uses” means any legally permissible use by the Borrowers and their Restricted Subsidiaries, including to fund general working capital and expenses of Borrowers and their Restricted Subsidiaries, the issuance of Letters of Credit (subject to the terms and conditions of this Agreement) and draws made thereunder, the Cash Collateralization of any Letter of Credit, Transaction Costs, reserves (whether required by any Credit Document or the Project Financing Documents), Investments in Restricted Operating Company Subsidiaries (as determined in the sole discretion of Borrowers), Permitted Project Acquisitions, distributions to Pledgors, New Holdco (and its Parent Companies and Subsidiaries) and Sponsor (including issuing Letters of Credit on behalf of a Pledgor, New Holdco, Sponsor or any of their Affiliates, subject to the terms and conditions of this Agreement regarding Restricted Payments and Letters of Credit), and other general and lawful business purposes of Borrowers.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, unlimited liability companies, trusts, banks, trust

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Companies), permitted and available for distribution as provided in the definition of Available Cash) during the Ramp-up Phase for such Project or Permitted Minority Investment Project that is not excluded pursuant to clauses (a) through (h) of the final sentence of the definition of Available Cash and that does not exceed $5,000,000 in the aggregate in respect of such Project or Permitted Minority Investment Project.

“Qualifying IPO” means any transaction or series of related transactions that results in any of the common Capital Stock of New Holdco or any Parent Company being publicly traded on any U.S. national securities exchange or over the counter market or any analogous exchange or any recognized securities exchange in Canada.

“Ramp-up Phase” means, with respect to any Project or Permitted Minority Investment Project, the twelve (12) month period commencing on the later of (i) the month in which such Project or Permitted Minority Investment Project has reached commercial operation and (ii) the month in which the initial distribution of Cash is made by the relevant Restricted Operating Company Subsidiary or Permitted Minority Investment Company to a Credit Party following commercial operation.

“Refinancing Amendment” as defined in Section 2.24(c).

“Refinancing Commitments” as defined Section 2.24.

“Refinancing Effective Date” as defined in Section 2.24.

“Refinancing Facility” means, at any time, as the context may require, the aggregate amount of the Refinancing Lenders’ Refinancing Loans at such time and, in each case, but without duplication, the Credit Extensions made thereunder.

“Refinancing Lender” as defined in Section 2.24(b).

“Refinancing Loans” as defined in Section 2.24(a).

“Register” as defined in Section 10.6(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Amount” as defined in Section 2.3(c)(i).

“Reimbursement Date” as defined in Section 2.3(c)(i).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the Representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels,

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Revolving Commitments or Increased Commitments (as applicable) held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Resignation Effective Date” as defined in Section 9.6(a).

“RCRA” as defined in Section 4.12.

“Restricted Holding Company Subsidiaries” means each Subsidiary of a Borrower that is identified as a “Restricted Holding Company Subsidiary” on Exhibit K (as it may be amended, restated, supplemented or otherwise modified from time to time as provided under Section 5.9).

“Restricted Operating Company Subsidiaries” means each Subsidiary of a Borrower that is identified as a “Restricted Operating Company Subsidiary” on Exhibit K (as it may be amended, restated, supplemented or otherwise modified from time to time as provided under Section 5.9).

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any Capital Stock of a Borrower or a Restricted Subsidiary, as applicable, now or hereafter outstanding; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock of a Borrower or a Restricted Subsidiary, as applicable, now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Capital Stock of a Borrower or a Restricted Subsidiary, as applicable, now or hereafter outstanding; (d) management or similar fees payable to a Pledgor, Sponsor, New Holdco or any of their Affiliates; (e) repayment of principal or interest in respect of any Permitted Subordinated Indebtedness; or (f) any issuance of a Letter of Credit issued to any beneficiary that is an Affiliate of a Borrower that is not a Subsidiary of a Borrower.

“Restricted Subsidiaries” means, collectively, the Restricted Operating Company Subsidiaries, the Restricted Holding Company Subsidiaries and all other direct or indirect Subsidiaries of a Borrower identified as a Restricted Subsidiary on Exhibit K (as it may be amended, restated, supplemented or otherwise modified from time to time as provided under Section 5.9).

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Canadian Dollar Denominated Loan, (ii) each date of continuation of a CDOR Loan that is a Canadian Dollar Denominated Loan and (iii) the last Business Day of each Fiscal Quarter if there is a Canadian Dollar Denominated Loan outstanding; (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Canadian Dollar Denominated Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable LC Issuing Bank under any Canadian Dollar Denominated Letter of Credit and (iv) the last Business Day of each Fiscal Quarter if there is a Canadian Dollar Denominated Letter of Credit outstanding, in each case for purposes of determining whether such outstanding Canadian Dollar Denominated Loan or outstanding Canadian Dollar Denominated Letter of Credit causes the Revolving Commitment to be exceeded as of such date; and (c) with respect to any Canadian

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Dollar Denominated Loan and any Canadian Dollar Denominated Letter of Credit, each date on which an Event of Default has occurred or is continuing.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan pursuant to Section 2.1(a) or acquire participations in Swingline Loans pursuant to Section 2.2(e) or in Letters of Credit pursuant to Section 2.3(c), and the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.2(a). “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any availability limitation as of the date of determination or other adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of November 21, 2017 is four hundred and forty million Dollars ($440,000,000), which amount may be adjusted pursuant to Sections 2.11(b) or increased pursuant to Section 2.22.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (a) the fifth anniversary of the Closing Date, (b) the date the Revolving Commitments are permanently reduced to zero in accordance with the Revolving Commitment reduction provisions set forth in this Agreement, and (c) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Credit Facility” means at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, without duplication, (a) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (b) after the termination of the Revolving Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) in the case of an LC Issuing Bank, the aggregate L/C Obligation in respect of all Letters of Credit issued by that LC Issuing Bank (net of any participations by Lenders in such Letters of Credit), and (iii) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or Swingline Loan or any Unreimbursed Amount under any Letter of Credit.

“Revolving Lender” means each financial institution that has made a Revolving Commitment pursuant to Section 2.1(a), listed on the signature pages hereto as a Lender.

“Revolving Loan” means a loan made by a Lender to Borrowers pursuant to Section 2.1(a) or any Increased Commitment.

“Revolving Loan Note” means a Canadian Dollar Denominated Revolving Note or a US Dollar Denominated Revolving Note.

“Riverstone” means Riverstone Holdings LLC (or any of its Affiliates~~, affiliated funds or funds managed by it).~~) and the funds, partnerships, investment

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vehicles or other co-investment vehicles or other entities managed, advised or controlled by Riverstone or any of its Affiliates (but in any event, excluding any portfolio company of the foregoing).

“Royal Bank” as defined in the preamble hereto.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the U.S. Department of State or the Department of Foreign Affairs and International Trade (Canada).

“S&P” means Standard & Poor’s, a Division of The McGraw Hill Companies, Inc., and any successor thereto.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that are entered into after the Closing Date between any Borrower or Guarantor and any counterparty that is (or is an Affiliate of) the Administrative Agent or any Revolving Lender or Incremental Term Loan Lender at the time such Hedge Agreement is entered into, for which such Borrower agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Credit Documents, it being understood that each counterparty thereto shall be deemed to appoint the Administrative Agent as its agent under the applicable Credit Documents. For the avoidance of doubt, Secured Hedging Obligations shall not be considered Indebtedness and the Hedge Agreements with respect to such Secured Hedging Obligations shall not constitute Credit Documents.

“Secured Parties” means the Agents, LC Issuing Banks, the Swingline Lender, the other Lenders and any other Persons the Obligations owing to which are purported to be secured by the Collateral under the Collateral Documents, and each counterparty to a Hedge Agreement that is a Secured Hedging Obligation.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Series” as defined in Section 2.22(b).

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of ~~Sponsor~~PEGI and Pledgors substantially in the form of Exhibit G.

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“Solvent” means, with respect to any Person, that as of the date of determination, both (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries; (ii) the capital of such Person and its Subsidiaries is not unreasonably small in relation to its business as contemplated on any determination date; and (iii) such Person and its Subsidiaries have not incurred and do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due and payable (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable Governmental Rules relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Sponsor” means ~~Pattern Energy Group Inc., a Delaware corporation~~CPPIB and/or Riverstone, individually or together as the context may require.

“Sponsor/New Holdco G&A Amount” means twenty-five million Dollars ($25,000,000).

“Sponsor/New Holdco G&A Expenses” means operating expenses of Sponsor and/or New Holdco (or a Parent Company thereof) that shall be limited to salaries, direct overhead and other general and administrative expense of Sponsor and/or New Holdco (or a Parent Company thereof) to maintain its business and which shall, for the avoidance of doubt, exclude Project- related expenses, development costs, security deposits and any other discretionary or other items.

“Spot Rate” means, with respect to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at 4:30 p.m. (Toronto time) on the Business Day that such conversion is to be made (or, if such conversion is to be made before 4:30 p.m. (Toronto time) on such Business Day, then at approximately close of business on the immediately preceding Business Day), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Administrative Agent on the Business Day such conversion is to be made in accordance with its normal practice.

“Subject Transaction” as defined in Section 6.6(c).

“Subordination Agreement” means a Subordination Agreement substantially in the form of Schedule 6.1(d), with such amendments or modifications as may be approved by Required Lenders and Borrowers.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which fifty percent (50%) or more of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether Representatives or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or

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faith to have been given by a duly Authorized Representative or other person authorized on behalf of Borrowers or for otherwise acting in good faith.

(c) Request and Acceptance of Proceeds. The request and acceptance, respectively, by the Borrowers of the proceeds of any Loan or the incurrence of any L/C Obligations shall be deemed to constitute, as of the respective date thereof, a representation and warranty by the Borrowers that the conditions in this Section 3.2 have been satisfied.

3.3 Conditions to Credit Extensions for CPPIB/Riverstone Acquisition and Pine 2.0 Contribution. Notwithstanding anything to the contrary in Section 3.2 or any other term of condition of this Agreement, the obligation of each Revolving Lender to make a Revolving Loan or any other Credit Extension for the purpose of refinancing the Pattern Development Revolving Facility in connection with the CPPIB/Riverstone Acquisition and/or the Pine 2.0 Contribution (and/or to pay transaction costs, fees and/or expenses in connection with such refinancing and/or either or both of the CPPIB/Riverstone Acquisition and/or the Pine 2.0 Contribution) shall not be subject to the conditions set forth in Section 3.2 above (other than (a) Section 3.2(a)(i) (with the certifications in the applicable Borrowing Notice and Certificate limited to the representations and warranties and Events of Default set forth in this Section 3.3), (b) Section 3.2(a)(ii), and (c) with respect to Section 3.2(a)(iii), solely the representations set forth in Sections 4.16, 4.17, 4.19, 4.21 and 4.22); provided, that in each case so long as no Event of Default under Section 8.1(f) or (g), in each case with respect to a Borrower, shall have occurred and be continuing and; provided further, that such Revolving Loan or Credit Extension under this Section 3.3 shall not exceed the sum of (1) the amount necessary to refinance any or all Indebtedness outstanding under the Pattern Development Revolving Facility (including by replacing or backstopping letters of credit) and/or to replace any letters of credit (or similar instruments) issued under or in connection therewith and (2) $20,000,000.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and LC Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, the Credit Parties, on behalf of themselves and, where applicable, on behalf of the Restricted Operating Company Subsidiaries and, pursuant to Section 5.10, the other Restricted Subsidiaries, each represent and warrant to each Lender and each LC Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Transactions contemplated hereby):

4.1 Organization; Requisite Power and Authority; Qualification. Each Credit Party (a) is duly organized, validly existing and in good standing under the Governmental Rules of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents, if any, to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in the case of clauses (b) and (c), where the failure to do so would not be reasonably expected to have, a Material Adverse Effect. Each Credit Party

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position, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. As of the Closing Date, none of the Credit Parties nor any Restricted Operating Company Subsidiary has Indebtedness other than Indebtedness established under the Credit Documents or permitted by the Project Financing Documents, as the case may be. Since December 31, 2016, there has been no change in the business, results of operations or condition (financial or otherwise) of the Credit Parties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.8 Projections. As of the Closing Date, the projections of Borrowers and their Restricted Subsidiaries for the period Fiscal Year 2018 through and including Fiscal Year 2022 (the “Projections”) set forth in the base case model in the form attached hereto as Schedule 4.8 (the “Base Case Model”) are based on good faith estimates and assumptions made by the management of Borrowers believed by management to have been reasonable at the time made; provided, the Projections are not to be viewed as facts and actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

4.9 Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Restricted Operating Company Subsidiary is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.10 Payment of Taxes. As of the Closing Date, except as otherwise permitted under Section 5.3 and except as would not reasonably be expected to have a Material Adverse Effect, all material tax returns and reports of each Credit Party and Restricted Operating Company Subsidiary required to be filed by any of them have been timely filed, and all material taxes and all material assessments, fees and other governmental charges upon such parties and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Credit Party knows of any material tax assessment that has not been disclosed to Administrative Agent that has been assessed in writing against it or any Restricted Operating Company Subsidiary as of the Closing Date which is not being actively contested by such party in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.11 Properties. Each Borrower and its Restricted Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leased property), and (c) good title to or rights in (in the case of all other personal property), all of their respective material properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1 (as applicable, after giving effect to any

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adjustments from the financial statements necessary to eliminate assets or liabilities of New US Finco or its Subsidiaries (other than the assets and liability of the Borrowers and/or their respective Subsidiaries)), in each case except for assets disposed as permitted under Section 6.7 or as would otherwise not be reasonably expected to give rise to a Material Adverse Effect. Each Borrower and its Restricted Subsidiaries has good title to the Capital Stock of its Subsidiaries owned by it. Except for Permitted Liens and Permitted Project Liens, all such properties and assets are free and clear of Liens.

4.12 Environmental Matters. No Credit Party nor any Restricted Operating Company Subsidiary nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, any Environmental Liability or any Release or threatened Release of Hazardous Materials that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Project is in compliance with all Environmental Laws, and any past non-compliance with Environmental Law has been fully resolved without any pending, on-going or future obligation or cost, except to the extent that any such failure to comply or past non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Credit Party and each Restricted Operating Company Subsidiary has obtained, maintained and complied with all Governmental Authorizations necessary under any Environmental Law to own, construct, operate or maintain the Projects, and such Governmental Authorizations are in full force and effect and not subject to any pending or, to each Credit Party’s knowledge, threatened appeal or Environmental Claim, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Restricted Operating Company Subsidiary has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable Environmental Law, except, with respect to matters that would not reasonably be expected to have a Material Adverse Effect. To each Credit Party’s knowledge, there are and have been no conditions or occurrences, including any Release, threatened Release, use, generation, storage, treatment, transportation, processing, disposal, removal or remediation of, or exposure to, Hazardous Materials, which could reasonably be expected to form the basis of any Environmental Claim against, or any Environmental Liability with respect to, any Credit Party or any Restricted Operating Company Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Restricted Operating Company Subsidiary has been issued or required to obtain a permit for the treatment, storage or disposal of hazardous waste for any of its currently owned or operated Facilities, pursuant to the federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et. seq. and its implementing regulations (“RCRA”), or any comparable Environmental Law, nor are any such Facilities regulated as “interim status” facilities required to undergo corrective action pursuant to RCRA, except in either case to the extent that such Facilities’ obligations pursuant to RCRA, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Compliance with all requirements of Environmental Law or, to each Credit Party’s knowledge, reasonably likely future requirements arising from existing Environmental Laws would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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relating to the employees, former employees (or their beneficiaries) of any Borrower or Subsidiary of a Borrower that has been terminated, and each such terminated Canadian Benefit Plan has been terminated in accordance with its terms and applicable Governmental Rules. There are no current pending actions, suits, claims, or investigations in respect of any Canadian Benefit Plan (other than routine claims for benefits).

SECTION 5. AFFIRMATIVE COVENANTS

The Credit Parties covenant and agree that until the Termination Date, each Credit Party shall perform, and where applicable shall cause its Restricted Subsidiaries to perform, all covenants in this Section 5 unless a written consent or waiver is obtained in accordance with Section 10.5.

5.1 Financial Statements and Other Reports. Borrowers will deliver to Administrative Agent and Lenders (which delivery to Lenders may be satisfied by the posting of relevant documents to IntraLinks):

(a) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days ~~(or earlier as may be required for the filing of Sponsor’s financial statements by the SEC)~~ after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (commencing with the end of the first Fiscal Quarter following the Closing Date)~~,~~ (provided that such sixty (60) day period shall instead be ninety (90) days for the first three (3) of such Fiscal Quarters ended following the consummation of the CPPIB/Riverstone Acquisition), (i) the unaudited consolidated balance sheets of ~~Sponsor and its Subsidiaries and the unaudited balance sheet of~~ the Borrowers ~~(on a combined basis for Borrowers),~~and their Subsidiaries as at the end of such Fiscal Quarter~~,~~ and (ii) the related unaudited consolidated statements of income and cash flows of ~~(A) Sponsor and its Subsidiaries and (B)~~ the Borrowers~~, in each case~~ and their Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, (in each case, without footnotes) setting forth in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year all in reasonable detail and in accordance with GAAP~~, and (iii) with respect to any Fiscal Quarter during which a Subject Transaction is made, calculations of the unaudited balance sheets and related unaudited statements of income and cash flows pursuant to clauses (i) and (ii) of this Section 5.1(a) with respect to such Fiscal Quarter made on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the financial statements of Borrowers and the Restricted Subsidiaries, which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such Fiscal Quarter (and assuming that such Indebtedness bears interest during any portion of the applicable Fiscal Quarter prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period);~~ ; provided that such comparatives shall not be required for the

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first three Fiscal Quarter periods following an election to provide the financial statements of New US Finco in place of the Borrowers;

(b) Annual Audited Financial Statements. As soon as available, and in any event within one hundred twenty (120) days ~~(or earlier as may be required for the filing of Sponsor’s financial statements by the SEC)~~ after the end of each Fiscal Year ~~(and in the case of the Restricted Subsidiaries in the form required under the Project Financing Documents~~provided that such one hundred twenty (120) day period shall instead be one hundred fifty (150) days for the first Fiscal Year ended after the consummation of the CPPIB/Riverstone Acquisition), (i) the audited consolidated balance sheets of ~~Sponsor and its~~the Borrowers and their Subsidiaries ~~and the audited balance sheets of Borrowers (on a combined basis for Borrowers)~~ as at the end of such Fiscal Year~~,~~ and (ii) the related audited consolidated statements of income and cash flows for such Fiscal Year setting forth in each case, in comparative form the corresponding figures for the previous Fiscal Year in reasonable detail and in accordance with GAAP~~, and (iii) with respect to any Fiscal Quarter during which a Subject Transaction is made, calculations of the audited balance sheets and related audited statements of income and cash flows pursuant to clauses (i) and (ii) of this Section 5.1(b) with respect to such Fiscal Quarter made on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the financial statements of Borrowers and the Restricted Subsidiaries, which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such Fiscal Year (and assuming that such Indebtedness bears interest during any portion of the applicable Fiscal Year prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period);~~; provided that such comparatives shall not be required for the first Fiscal Year following an election to provide the financial statements of New US Finco in place of the Borrowers;

(c) Compliance Certificate and Other Information. together with each delivery of financial statements pursuant to Sections 5.1(a), and 5.1(b), a duly executed and completed Compliance Certificate which shall include (A) calculations in reasonable detail of Borrower Cash Flow, Borrower Debt, the Leverage Ratio and Interest Coverage Ratio as of the date of each such financial statement, (B) a description of each event, condition or circumstance during the last Fiscal Quarter covered by such Compliance Certificate requiring a mandatory prepayment under Sections 2.12(a), 2.12(b), 2.12(c), or 2.12(d), and (C) a list of each Restricted Subsidiary as of the date of delivery of such Compliance Certificate;

(d) Statements of Reconciliation; New US Finco.

(i) ~~(d) Statements of Reconciliation.~~ If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the financial statements delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles

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and policies been made (other than any applicable substitution of the financial statements of New US Finco for the Borrowers), then together with the first delivery of such financial statement after such change, (i) one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent, and (ii) statements of reconciliation taking into account any adjustments made to calculations of Borrower Cash Flow and Borrower Debt for all prior Compliance Certificates delivered in connection with all such prior financial statements.

(ii) Notwithstanding the foregoing, the obligations in paragraph (a) and (b) of this Section 5.1, from and after the consummation of the CPPIB/Riverstone Acquisition, may at the election of the Borrowers (as confirmed in writing to the Administrative Agent) be satisfied by instead delivering the applicable financial statements of New US Finco in place of those of the Borrowers; provided that if New US Finco or its Subsidiaries shall have material assets, liabilities or operations other than the assets and liabilities of the Borrowers and/or their respective Subsidiaries, then in connection with the delivery of such financial statements, the Borrowers shall also deliver a summary (which may be in footnote form) of the pro forma adjustments (if any) necessary to eliminate such other material assets or liabilities (if any) from such financial statements.

(e) Notice of Default, Material Adverse Effect. Promptly upon any Authorized Representative of Borrowers obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrowers or any other Credit Party with respect thereto; (ii) of any (A) condition or event that constitutes an event of default or enforcement action by lenders under the Project Financing Documents, (B) condition or event that constitutes or causes a material force majeure, material casualty loss or material condemnation and (C) notice that has been given to Credit Parties with respect to the items set forth in clauses (A) and (B); (iii) that any Person has given any notice to any Credit Party or taken any action asserting the occurrence of any event or condition set forth in Section 8.1(b); or (iv) of the occurrence of any other event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, in each case, deliver a certificate of its Authorized Representatives specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action any Credit Party has taken, is taking and proposes to take with respect thereto; provided, however, that with respect to the preceding clause (ii), such preparation and delivery of notice shall only be required to the extent a similar preparation and delivery of notice is required pursuant to the applicable Project Financing Documents.

(f) Notice of Litigation. Promptly upon any Authorized Representative of Borrowers obtaining knowledge of the institution of, or non-frivolous written threat of, any material Adverse Proceeding (i) with respect to any Credit Party or Project not previously disclosed in writing by Borrowers to Lenders under the Transaction Documents, or (ii) that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of any borrowing or use of proceeds under the Credit Documents, in each case written notice thereof containing sufficient information to enable Lenders and their counsel to evaluate such matters; provided, however, that with respect to the preceding clause (i), such

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preparation and delivery of notice shall only be required to the extent a similar preparation and delivery of notice is required pursuant to the applicable Project Financing Documents.

(g) Annual Credit Parties Budget. As soon as available, and in any event within fifteen (15) days prior to the commencement of any Fiscal Year, an annual budget for the Credit Parties for such Fiscal Year, prepared on a quarterly basis, including a reasonable estimate of the management fees and expenses expected to be incurred during such period. Each such annual budget for the Credit Parties shall include, for the following year, estimated Borrower Cash Flow, projected usage of the Revolving Commitments, and an explanation of the assumptions on which such forecasts are based. The annual budget shall be accompanied by a certificate of the Credit Parties certifying that such annual budget is based upon Borrowers’ good faith reasonable estimates.

Any documents required to be delivered pursuant to Section 5.1(a) or (b) may be delivered electronically (including by having been publicly filed with the SEC) and if so delivered, shall be deemed to have been delivered on the date (i) on which ~~Sponsor~~New Holdco or an Affiliate thereof posts such documents, or provides a link thereto on ~~Sponsor’s~~New Holdco or a Parent Company’s website; (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) publicly filed with the SEC, as of the date of such filing. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such requests for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.2 Existence. Except as otherwise permitted hereunder, each Credit Party will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business, and, except to the extent the failure to do so could reasonably be expected to result in a Material Adverse Effect or as otherwise permitted hereunder, obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of its Organizational Documents and each other instrument or agreement necessary or appropriate to properly administer its Organizational Documents.

5.3 Payment of Indebtedness, Taxes and Claims. Without limiting the provisions set forth in Section 6.1, each Credit Party shall duly and punctually pay and discharge all obligations in respect of their Indebtedness, to the extent such Indebtedness is for an amount equal to or exceeding $100,000,000 in the aggregate, howsoever arising. Each Credit Party will pay all income and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for material sums that have become due and payable and that by law have or may become a Lien (other than a Permitted Lien) upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto except, in each case, where such Tax or claim is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity

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with GAAP, shall have been made therefor, or where the failure to make such payment would not reasonably be expected to have a Material Adverse Effect. No Credit Party will file or consent to the filing of any consolidated income tax return with any Person other than any other Credit Party, ~~Sponsor~~New Holdco or any Parent Company thereof, or any of their respective Subsidiaries.

5.4 Maintenance of Properties and Assets. Except to the extent the failure to do so could reasonably be expected to result in a Material Adverse Effect, each Credit Party will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in their business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Credit Party will preserve or renew all of its registered patents, trademarks, trade names, domain names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

5.5 Insurance. Each Credit Party will (i) maintain, with financially sound and reputable insurers, insurance as of the type and providing such coverage as is customarily carried by businesses of substantially similar size and character (including a general commercial liability policy and directors and officers insurance), and (ii) will cause its Restricted Operating Company Subsidiaries to maintain, with financially sound and reputable insurers, such insurances as may be required under any applicable Project Financing Documents.

5.6 Books and Records; Inspections. Each Credit Party will, at all times, keep proper books and records and accounts in compliance with GAAP. At any reasonable time and from time to time upon reasonable prior notice, each Credit Party will, and Borrowers and Restricted Holding Company Subsidiaries will cause Restricted Operating Company Subsidiaries to, permit any authorized representatives designated by (i) Administrative Agent (prior to an Event of Default at Administrative Agent’s expense to the extent Administrative Agent visits more than once per year) or (ii) any Lender coordinated through Administrative Agent (at such Lender’s expense) to visit and inspect any of the properties of any such party to inspect, copy and take extracts from their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their Representatives (provided that Borrowers may, if they so choose, be present and participate in any such discussion), in each case all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested and, with respect to any Lender, provided that it coordinates its efforts with Administrative Agent and so long as no Event of Default has occurred and is continuing, such visit by such Lender shall be limited to once per year.

5.7 Compliance with Laws. Each Credit Party will comply, and shall use its commercially reasonable efforts to cause each of its Restricted Operating Company Subsidiaries to comply with the requirements of all applicable Governmental Rules, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Credit Party shall preserve and maintain all of their Governmental Authorizations necessary for the Projects or otherwise, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

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actions as the Administrative Agent may reasonably request to cause such Restricted Holding Company Subsidiary to guaranty the Obligations, pursuant to documentation to be reasonably agreed between such Restricted Holding Company Subsidiary and the Administrative Agent (it being understood that such documentation shall be consistent with the terms of the Collateral Documents (or otherwise consistent with local practice in such jurisdiction) and that, under no circumstance, shall any such Restricted Holding Company Subsidiary be required to pledge any asset or provide any guaranty to the extent that taking such action (x) would cause it to be in violation of its Organizational Documents, any tax equity, joint venture, voting rights or similar arrangement, (y) result in any adverse tax consequences that are material to the ~~Sponsor~~New Holdco (or any Parent Company thereof or any Investor) or any of its Subsidiaries, (z) cause such Restricted Holding Company Subsidiary or any Borrower or other Restricted Subsidiary (or any directors, officers or other representatives thereof) to be in violation of any law or (iv) require any Borrower or Restricted Subsidiary to incur costs in excess of the benefit of the credit support to be provided thereby);

(b) within 15 Business Days (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion or as provided for in any Collateral Document) after such formation or acquisition, cause the applicable Restricted Holding Company Subsidiary and relevant Borrower to comply with all obligations under the Collateral Documents to which such Restricted Holding Company Subsidiary or Borrower are party (which, for the avoidance of doubt, shall not include any opinions of local counsel), including with respect to physical delivery of the shares representing any pledged Capital Stock; and

(c) within 10 Business Days (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion) after such formation or acquisition, deliver an amended Exhibit K to reflect the new Restricted Holding Company Subsidiary and any other Restricted Subsidiaries that are Subsidiaries thereof.

5.10 Non-Wholly Owned Subsidiaries; Other Restricted Subsidiaries. Each Borrower and each Restricted Holding Company Subsidiary, as applicable, hereby make, on behalf of their Restricted Subsidiaries that are neither Restricted Holding Company Subsidiaries nor Restricted Operating Company Subsidiaries, as applicable, all representations and warranties in Section 4 made by (or on behalf of) the Restricted Holding Company Subsidiaries. The Borrowers and each Restricted Holding Company Subsidiary, as applicable, shall cause their respective Restricted Subsidiaries that are (i) direct or indirect Non-Wholly Owned Subsidiaries or (ii) Wholly-Owned Subsidiaries that are neither Restricted Holding Company Subsidiaries nor Restricted Operating Company Subsidiaries, in each case to comply with all terms and conditions of this Agreement applicable to Restricted Operating Company Subsidiaries, other than any terms and conditions set forth in Section 7; provided that nothing in this Agreement shall cause any Restricted Subsidiary to be in violation of the provisions of any tax equity documents, charter documents, bylaws, operating agreement, joint venture agreements, partnership agreements or similar documents.

5.11 Maintenance of Liens; Further Assurances. Each Credit Party shall take all action reasonably required to maintain and preserve the Liens created by the Credit Documents to which it is a party and to maintain and preserve the priority of such Liens. At any time or from time to time at the request of Administrative Agent, each Credit Party will, at its expense,

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Company Subsidiary to its respective Restricted Holding Company Subsidiary (or, in any case, to the Borrower or Restricted Subsidiary that is its parent company), (iv) any Restricted Subsidiary that is neither a Restricted Holding Company Subsidiary nor a Restricted Operating Company Subsidiary, to the Borrower or Restricted Subsidiary that is its parent company, (v) (x) US Pledgor to ~~Sponsor~~New Holdco (or its permitted successor that owns one hundred percent (100%) of the Capital Stock of US Pledgor) or (y) Canada Pledgor to ~~Sponsor~~New Holdco (or its permitted successor that owns one hundred percent (100%) of the Capital Stock of Canada Pledgor), (vi) (x) US Borrower to Canada Borrower or (y) Canada Borrower to US Borrower or (vii) (x) US Borrower to a Restricted Subsidiary of US Borrower or (y) Canada Borrower to a Restricted Subsidiary of Canada Borrower; provided that, (1) in the case of such Indebtedness owed to a Borrower or Guarantor, such Indebtedness shall be subject to an intercompany note and pledged as Collateral (subject to the applicable exclusions set forth in the Collateral Documents) and (2) in the case of such Indebtedness held by a Person that is not a Guarantor (with respect to Indebtedness owed by a Borrower or Guarantor), shall be subordinated pursuant to the Subordination Agreement or another subordination agreement reasonably acceptable to the Administrative Agent;

(e) other unsecured Indebtedness of the Borrowers (including guarantees of any Permitted Project Debt and Permitted Refinancing thereof); provided that (i) no Default or Event of Default shall exist before or after giving effect to the incurrence of such Indebtedness and (ii) the Borrowers shall be in pro forma compliance with the covenants set forth in Section 6.6, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or 5.1(b) (or, if no financial information shall have been delivered pursuant to Section 5.1(a) or 5.1(b), the equivalent financial information most recently delivered pursuant to the Existing Credit Agreement), as though such Indebtedness had been incurred as of the first day of the most recently completed Measurement Period and remained outstanding;

(f) senior secured first lien or junior lien debt securities, senior unsecured debt securities or subordinated debt securities, in each case issued by a Borrower in a public offering, Rule 144A or other private placement or bridge financing, secured “mezzanine” debt or any other secured or unsecured debt (including secured or unsecured loans) (and including guarantees of any Permitted Project Debt and Permitted Refinancing thereof) in an amount not to exceed the Available Incremental Amount minus the principal amount of any Incremental Facilities incurred on or prior to the date of the incurrence of any such Indebtedness pursuant to this clause (f) (such debt, “Incremental Equivalent Debt”); provided that, (i) at the applicable time set forth in Section 1.7, no Event of Default shall exist before or after giving effect to the incurrence of such Incremental Equivalent Debt; (ii) at the applicable time set forth in Section 1.7, the representations and warranties contained in Section 4 and the other Credit Documents are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case, it shall be true and correct in all respects) on and as of the date of incurrence of such Incremental Equivalent Debt, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are so true and correct as of such earlier date; provided that to the extent such Incremental Equivalent Debt will be used concurrently with the initial provision of such Incremental Equivalent Debt to finance any Investment permitted pursuant to Section 6.5(i), then such representations and warranties shall be limited to customary

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“SunGard” representations and warranties (including those with respect to the target contained in the acquisition or merger agreement to the extent failure of such representations and warranties to be true and correct permits the Borrowers or relevant Affiliates thereof not to consummate the transactions contemplated thereby); (iii) such Incremental Equivalent Debt shall not be guaranteed by any Person that is not a Guarantor or ~~the Sponsor;~~New Holdco (or a Parent Company thereof); (iv) subject to the limitations in clauses (v) and (vi) below, the terms and provisions of such Incremental Equivalent Debt shall not be more restrictive, taken as a whole, to the Borrower and the other Credit Parties than those applicable to any Revolving Facility at the time of incurrence of such Incremental Equivalent Debt, unless such other terms (1) apply only after the Latest Maturity Date of each Revolving Facility at the time of incurrence of such Incremental Equivalent Debt, (2) shall also apply to the existing Revolving Facilities (which such application shall not require the consent of the Lenders or the Administrative Agent if so reasonably determined by the Borrower) or (3) relate only to mandatory prepayments customary for such type of debt securities, premiums (including make-whole provisions), interest, fees or (subject to the foregoing) maturity or amortization; (v) the Weighted Average Life to Maturity of such Incremental Equivalent Debt that is not revolving debt shall be no shorter than 75% of the remaining time to stated maturity of the Revolving Loans (as in effect on the date of such incurrence); (vi) the stated maturity of such Incremental Equivalent Debt that is revolving debt, shall be no shorter than the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt; (vii) if such Incremental Equivalent Debt is in the form of secured debt, a representative acting on behalf of the holders of such Incremental Equivalent Debt shall have executed and delivered an intercreditor agreement in form and substance reasonably acceptable to Administrative Agent (acting at the direction of the Required Lenders, except with respect to any forms of intercreditor agreement previously agreed between the Borrower and the Administrative Agent); and (viii) at the applicable time set forth in Section 1.7, Borrowers are in compliance with the financial covenants set forth in Section 6.6 (treating any Incremental Equivalent Debt as fully issued or drawn, as applicable, for this purpose);

(g) Indebtedness in respect of any Hedge Agreements not prohibited by the terms of this Agreement;

(h) Guarantees by any Borrower or Restricted Subsidiary of any Indebtedness otherwise permitted hereunder of any Credit Party (as applicable), and guarantees by any Restricted Operating Company Subsidiary in respect of Indebtedness permitted hereunder of any other Restricted Operating Company Subsidiary;

(i) Indebtedness that may be deemed to have arisen as a result of agreements of any Borrower or Restricted Subsidiary providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the disposition or division of any business, assets or equity interests of any Subsidiary permitted hereunder, but only to the extent the aggregate maximum liability associated with such provisions do not exceed the gross proceeds (including non-cash proceeds) of such disposition;

(j) Indebtedness of any Borrower or Restricted Subsidiary consisting of obligations under deferred compensation, deferred purchase price, earn-outs or similar arrangements incurred in connection with any acquisition permitted under Section 6.5(i);

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Restricted Holding Company Subsidiary, ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made;

(b) During any period in which a Default or Event of Default shall have occurred and be continuing, Borrowers may make Restricted Payments not to exceed the sum of

(i) ten million Dollars ($10,000,000) and (ii) solely for the purpose of paying Sponsor/New Holdco G&A Expenses, the Sponsor/New Holdco G&A Amount, in the aggregate for all Restricted Payments made pursuant to this Section 6.4(b);

(c) So long as (i) no Event of Default shall have occurred and be continuing or would be caused by such Restricted Payment and (ii) Borrowers shall have complied, before and after giving effect to such declaration or payment of such Restricted Payment, with the Leverage Ratio and Interest Coverage Ratio requirements described in Section 6.6, Credit Parties may declare any Restricted Payment and consummate such Restricted Payment within ten (10) days after such date of declaration;

(d) Each Borrower and Restricted Holding Company Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Capital Stock of such Person that is not Disqualified Stock;

(e) Each Borrower and Restricted Holding Company Subsidiary may issue common Capital Stock to any Credit Party, in each case that is its direct parent;

(f) Each Borrower and Restricted Holding Company Subsidiary may purchase, redeem or otherwise acquire its common Capital Stock with the proceeds received from the substantially concurrent issue of new common Capital Stock; ~~and~~

(g) Each Borrower and Restricted Holding Company Subsidiary may make Restricted Payments that are part of and consideration for the consummation of any transaction permitted by Section 6.5(i)~~.~~;

(h) (i) For so long any of the Borrowers remains a flow-through entity for federal income tax purposes, each Borrower may declare and make distributions the proceeds of which shall be used by New Holdco and New US Finco to make quarterly tax distributions to their respective direct or indirect equity owners, the amount of which quarterly distributions will, in the aggregate, equal the product of (x) the sum of (A) the amount of taxable income of New Holdco that is allocated to the direct or indirect equity owners of New Holdco for the entire taxable year and (B) the amount of taxable income of New US Finco that is allocated solely with respect to its outstanding preferred units and (y) the highest combined marginal U.S. federal, state and local tax rate applicable to an individual resident in New York, New York, an individual resident in San Francisco, California, or a corporation resident or domiciled in the state with the highest tax rate applicable to the income generated by New Holdco or New US Finco (whichever rate is highest), taking into account the tax imposed under Section 1411 of the Code and taking into account the character of income or gain recognized by New Holdco or New US Finco, but ignoring any U.S. federal income tax deduction for state and local taxes and any deductions available to equity holders of New Holdco and New US Finco under Section 199A of the Code; provided, however, that, (1) if any of the Borrowers have insufficient cash to make a

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permitted tax distribution, it may subsequently make such distribution when it has sufficient cash; and (2) the Borrowers may make Restricted Payments the proceeds of which shall be used by New Holdco to pay its (or to make a Restricted Payment to any of its direct or indirect parent companies to enable them to pay their) franchise taxes or other taxes and similar expenses necessary to maintain their existence;

(i) Each Borrower and Restricted Holding Company Subsidiary may make Restricted Payments in order to, or in order to allow its Affiliates to, repurchase of equity interests of any current or former director, officer, member of management, manager, employee, independent contractor or consultant of any Borrower or any parent entity thereof in an amount not to exceed $25,000,000 per year, which, if not used in any Fiscal Year, may be carried forward and made in the next subsequent Fiscal Year (and which carried-over amounts shall be deemed first applied in such subsequent Fiscal Year);

(j) Each Borrower and Restricted Holding Company Subsidiary may make Restricted Payments to pay customary salary, bonus, long-term incentive, severance and other benefits (including payment to certain service providers of the Borrowers or their Subsidiaries pursuant to any equity or long term incentive plan (whether in the form of options, cash settled options or otherwise)) payable to any director, officer, member of management, manager, employee, independent contractor or consultant (or any Affiliate, immediate family member or transferee of any of the foregoing) of any Credit Party, as well as applicable employment, social security or similar taxes in connection therewith, to the extent such salary, bonuses, severance and other benefits are attributable to the operations of the Borrowers and/or their Subsidiaries (and/or Joint Ventures), in each case, so long as the amount of any such Restricted Payment is applied for such purpose; and

(k) Restricted Payments made in connection with the consummation of the CPPIB/Riverstone Acquisition and/or the Pine 2.0 Contribution (in each case substantially concurrently therewith) (and/or any refinancing transaction of the Borrowers or their Affiliates in connection with either of the foregoing and effectuated substantially concurrently therewith).

6.5 Investments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person except:

(a) Investments in Permitted Investments and, with respect to Restricted Operating Company Subsidiaries, Investments permitted under the relevant Project Financing Documents;

(b) equity Investments in effect as of the Closing Date, or with respect to any Restricted Subsidiary formed or acquired after the Closing Date, any equity Investment in effect immediately following such formation or acquisition, in (A) any Restricted Subsidiary (solely for the purpose of making an Investment pursuant to clause (B) of this Section 6.5(b) in such Restricted Subsidiary’s applicable Restricted Operating Company Subsidiary) or (B) any Restricted Operating Company Subsidiary (and any modification, renewal, reinvestment, increase or extension thereof); provided that the amount of the original Investment is not increased except pursuant to the terms of such original Investment);

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(c) additional Investments made after the Closing Date in (A) any Restricted Subsidiary (solely for the purpose of making an Investment pursuant to clause (B) of this Section 6.5(c) in such Restricted Subsidiary’s applicable Restricted Operating Company Subsidiary) or (B) any Restricted Operating Company Subsidiary (including if such Investment is in the form of Permitted Subordinated Indebtedness); provided that, on the date of such Investment (i) Borrowers shall be in compliance with the Leverage Ratio and Interest Coverage Ratio requirements set out in Section 6.6; and (ii) no Project-Level Default by the Restricted Operating Company Subsidiary in which such additional Investment is made or to be made shall have occurred and be continuing or would be caused by such Investment; and (iii) no Default or Event of Default shall have occurred and be continuing or would be caused by such Investment; provided, further, that, notwithstanding the foregoing, if on the date of such Investment, a Project-Level Default by the Restricted Operating Company Subsidiary in which such Investment is made shall have occurred and be continuing, or would be caused by such Investment, such Investment shall nonetheless be permitted to the extent such Investment (x) could be made as a Restricted Payment hereunder (such Investment deemed a Restricted Payment for purposes of this paragraph), (y) shall be funded using the proceeds of an equity investment in a Borrower or other Credit Party or Restricted Subsidiary not existing on the date hereof, or (z) is required by any guaranty or other contractual arrangement entered into prior to the existence of such Project-Level Default and at the time so entered into such Investment would have been permitted hereunder;

(d) demand or deposit accounts with banks or other financial institutions;

(e) Investments made after the Closing Date using proceeds of Permitted Subordinated Indebtedness owed to, or proceeds of equity contributions from, the Sponsor, New Holdco (or any Parent Company thereof), the Pledgors or any of their respective Affiliates that are not Credit Parties or Restricted Subsidiaries thereof;

(f) Investments made using proceeds of Cash permitted to be distributed in accordance with Section 6.4;

(g) solely with respect to Restricted Operating Company Subsidiaries, Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(h) to the extent constituting Investments, guarantees permitted by Section 6.1;

(i) the purchase or other acquisition of all or any portion of the Capital Stock in or substantially all of the property of, any Person that, upon the consummation thereof, will be owned directly by a Borrower or one or more Restricted Subsidiaries that are not Restricted Operating Company Subsidiaries (including as a result of a merger or consolidation with a Restricted Subsidiary); provided that, with respect to each purchase or other acquisition made pursuant to this Section 6.5(i):

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chief financial officer, treasurer or controller (or similar officer or representative) demonstrating compliance with Section 6.6 on a pro forma basis, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or (b) (or the equivalent provisions of the Existing Credit Agreement if no financial information shall have yet been delivered pursuant to Section 5.1(a) or (b)) as though such Transfer had been consummated as of the first day of the fiscal period covered thereby; and (iii) the Net Asset Sale Proceeds received by the Credit Parties in excess of $50,000,000 in the aggregate in any Fiscal Year or $100,000,000 in the aggregate during the term of this Agreement shall, in each case, be applied in accordance with Section 2.12(a) (including giving effect to all exceptions and allowances thereunder);

(e) Transfers of equipment or real property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;

(f) Transfers of property, or issuances of its Capital Stock, by any Restricted Subsidiary to a Borrower or to another Restricted Subsidiary that is wholly-owned, directly or indirectly, by a Borrower; and

(g) Transfers permitted by Sections 6.2, 6.4 (or that would be permitted pursuant to Section 6.4 if structured as a dividend and/or distribution), 6.5 or 6.11.

6.8 Transactions with Affiliates. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to (except as required or permitted under any Project Financing Document), directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, other than those on fair and reasonable terms substantially as favorable to such Borrower or Restricted Subsidiary as would be obtainable by such Borrower or Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate thereof; provided that the foregoing restriction shall not apply to (a) the provision or receipt of administrative, cash management, legal and regulatory, engineering, accounting, marketing, insurance, operation and maintenance and other services to and from Subsidiaries of ~~the Sponsor~~New Holdco (or a Parent Company thereof) and the allocation of such costs of services and of overhead and corporate group costs among the Sponsor, New Holdco (or a Parent Company thereof) and its Subsidiaries (including insurance and any Sponsor/New Holdco G&A Expenses) consistent with GAAP and the ~~Sponsor’s~~New Holdco’s accounting policies generally applied, (b) transactions contemplated by the agreements listed in Schedule 6.8, (c) Restricted Payments made in accordance with the terms of this Agreement, (d) a transaction between one or more Credit Parties or Restricted Subsidiaries, (e) any issuance of Capital Stock of any Borrower or Restricted Subsidiary and (f) any guarantee of Indebtedness or other obligation of any Affiliate, to the extent that after giving effect to such guarantee, the Borrowers would immediately thereafter be in compliance with Section 6.6 on a pro forma basis).

6.9 Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business substantially different than (i) the businesses engaged in by such parties on the Closing Date (or

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applicable Governmental Rules, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Governmental Rules based on the Uniform Electronic Transactions Act.

10.24 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrowers or Guarantors, as applicable, in respect of any such sum due from it to Administrative Agent, any LC Issuing Bank or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent, such LC Issuing Bank or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Administrative Agent, such LC Issuing Bank or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent, any LC Issuing Bank or any Lender from Borrowers or Guarantors, as applicable, in the Agreement Currency, Borrowers or Guarantors, as applicable, agree, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent, such LC Issuing Bank or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent, any LC Issuing Bank or any Lender in such currency, Administrative Agent, such LC Issuing Bank or such Lender, as the case may be, agrees to return the amount of any excess to Borrowers or Guarantors, as applicable (or to any other Person who may be entitled thereto under applicable Governmental Rules).

10.25 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.26 No Recourse to Sponsor, New Holdco or Pledgors. Anything herein to the contrary notwithstanding, the obligations of the Credit Parties under this Agreement and the other Credit Documents, and any certificate, notice, instrument or document delivered pursuant hereto or thereto are obligations of the Credit Parties, as applicable, and do not constitute a debt or obligation of (and no recourse shall be had with respect thereto to) the Sponsor ~~or~~, New Holdco (or any Parent Company or Subsidiary thereof, including the Pledgors) or any of their Affiliates, or any shareholder, partner, member, officer, director or employee of the Sponsor, New Holdco (or any Parent Company or Subsidiary thereof, including the Pledgors) or such Affiliates, other than the Credit Parties (collectively, the “Non-Recourse Parties”), except to the extent of the obligations of any such Non-Recourse Party expressly provided for in any of the Credit Documents. Except for actions under or in respect of the Credit Documents to which they are a party, no action shall be brought against the Non-Recourse Parties, and no judgment for any

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this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents, the Lenders or the LC Issuing Banks in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their Subsidiaries, the Sponsor ~~or~~, New Holdco (or any Parent Company or other Subsidiary thereof), PEGI or any Pledgor (together the “Covered Parties”) or any Related Party thereof, relating to any Covered Parties or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any LC Issuing Bank on a nonconfidential basis prior to disclosure by any Covered Party. Any Person required to maintain the confidentiality of Information as provided in this Section 10.28 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.29 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and each party hereto agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

the variation of the terms of such liability in connection with the exercise of the write- down and conversion powers of any EEA Resolution Authority.

10.30 Amendment and Restatement. Subject to Section 2.1(a)(i) and Section 2.3(a)(i)(A), each of the parties hereto agrees as follows:

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ANNEX C

INVESTORS

11784439 Canada Inc.